UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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M&T BANK CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One M&T Plaza

Buffalo, New York 14203

Notice of 2017 Annual Meeting of Shareholders

and

Proxy Statement

One M&T Plaza

Buffalo, New York 14203

March 8, 2017

Dear Shareholder,

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of M&T Bank Corporation. The Annual Meeting will be held on the 10th Floor of One M&T Plaza in Buffalo, New York, on Tuesday, April 18, 2017, at 11:00 a.m., EDT.

Shareholders will be asked to vote on the following matters:

1.	election of 14 directors for one-year terms and until their successors have been elected and qualified;

2.	advisory approval of the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers;

3.	advisory approval of the compensation of M&T Bank Corporation’s Named Executive Officers;

4.	ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2017; and

5.	transaction of such other business as may properly come before the meeting and any adjournments thereof.

Information about these matters can be found in the proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please indicate your vote by promptly executing and returning the enclosed proxy card, or by voting by telephone or over the Internet. Shareholders of record as of the close of business on February 28, 2017, the record date, are entitled to receive notice of and to vote at the Annual Meeting.

We urge you to vote for the election of the 14 nominees, to approve the annual frequency for future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers, to approve the compensation of M&T Bank Corporation’s Named Executive Officers, and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2017.

Sincerely,

ROBERT G. WILMERS

Chairman of the Board and

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2017

The Proxy Statement and 2016 Annual Report of M&T Bank Corporation (“M&T”) are available at http://ir.mtb.com/proxy.cfm.

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the 2017 Annual Meeting of Shareholders. If your M&T shares of common stock are registered in your name with M&T’s transfer agent, Computershare, you are considered to be a “shareholder of record” and your proxy materials were mailed directly to you. You may vote in person at the meeting. You may also vote your shares by telephone, over the Internet or by mailing your signed proxy card in the postage-paid envelope you were provided. If your M&T shares of common stock are held by a broker, trustee, bank or other nominee, then that nominee is considered the shareholder of record and the shares are considered held in “street name” and you are the beneficial owner of the shares. M&T provided its proxy materials to that nominee for distribution to you along with its voting instruction card. As the beneficial owner of the shares, you have the right to direct your broker, trustee, bank or other nominee on how to vote and you are also invited to attend the meeting. However, if you are a beneficial owner, you are not the shareholder of record and you may not vote your street name shares in person at the meeting unless you follow the instructions from your nominee, which includes obtaining a legal proxy from the nominee that holds your shares. Please refer to the information your broker, trustee, bank or other nominee provided to you to determine what voting options are available to you. New York Stock Exchange rules do not permit brokers to vote street name shares on “non-routine” matters such as the election of directors, executive compensation and other “significant matters” unless they have received voting instructions from the beneficial owner. M&T Bank Corporation therefore encourages shareholders whose shares are held in street name to promptly direct their vote for all of the agenda items using the proxy instruction card sent by the broker, trustee, bank or other nominee.

DISCONTINUE MULTIPLE MAILINGS

If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize M&T Bank Corporation to discontinue mailings of multiple annual reports and proxy statements. To discontinue multiple mailings, or to reinstate multiple mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

One M&T Plaza

Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m., EDT, on Tuesday, April 18, 2017

PLACE	One M&T Plaza 10th Floor Buffalo, New York 14203

ITEMS OF BUSINESS	(1) Election of 14 directors for one-year terms and until their successors have been elected and qualified.
(2) Advisory approval of the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers.
(3) Advisory approval of the compensation of M&T Bank Corporation’s Named Executive Officers.
(4) Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2017.
(5) Transaction of such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Shareholders of record of M&T’s common stock at 5:00 p.m., EST, on February 28, 2017 are entitled to receive notice of and to vote at the Annual Meeting.

VOTING

It is important that your shares be represented and voted at the Annual Meeting. Shareholders of record can vote their shares by proxy by using one of the following methods: complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose; vote by telephone; or vote over the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement, or as instructed by an intermediary prior to its exercise at the Annual Meeting. Any shareholder of record present at the Annual Meeting may withdraw his or her proxy and vote personally on any matter properly brought before the Annual Meeting.

March 8, 2017

MARIE KING

Corporate Secretary

PAGE
GENERAL INFORMATION – QUESTIONS AND ANSWERS	1

PROPOSAL 1	4
ELECTION OF DIRECTORS	4
NOMINEES FOR DIRECTOR	5
DIRECTOR COMPENSATION	12
Elements of 2016 Directors’ Fees	12
2016 Director Compensation Table	12
M&T Bank Corporation 2008 Directors’ Stock Plan	13
M&T Bank Directors’ Fees	13
Nonqualified Deferred Compensation Arrangements for Directors	13
CORPORATE GOVERNANCE OF M&T BANK CORPORATION	14
Corporate Governance Standards	14
Availability of Corporate Governance Standards	14
Codes of Ethics	14
Board Diversity	15
Board Independence	15
Board Leadership Structure	17
Board’s Role in Risk Oversight	17
Board Attendance	17
Communications with the Board of Directors	17
Board Committees and Member Composition During 2016	18
Audit Committee	18
Executive Committee	19
Nomination, Compensation and Governance Committee	19
Risk Committee	20
NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	21
NAMED EXECUTIVE OFFICERS	21
STOCK OWNERSHIP INFORMATION	22
Directors and Named Executive Officers Stock Ownership Table	22
M&T Bank Corporation Insider Trading Policy	23
Beneficial Owners Holding More Than 5% of M&T Bank Corporation’s Common Stock Table	24
Section 16(a) Beneficial Ownership Reporting Compliance	25
TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS	26

PROPOSAL 2	27
ADVISORY, NON-BINDING PROPOSAL TO RECOMMEND THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS	27

PROPOSAL 3	28
ADVISORY, NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS	28
COMPENSATION DISCUSSION AND ANALYSIS	29
Executive Summary	30
Overview of M&T Bank Corporation	30
2016 Performance Results and Executive Compensation Highlights	30
Compensation Philosophy and Objectives	31
Components of Executive Compensation	31
Roles and Responsibilities	32
Peer Group	34
Benchmarking	34
Consideration of Shareholder Advisory Vote on Executive Compensation	35

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2016 Compensation Determinations	35
Summary of 2017 Executive Compensation Determinations	40
Sound Compensation and Governance Practices/Regulatory Considerations	41
Stock Ownership	41
Forfeiture Policy	41
Discretionary Incentive Award Guidelines	41
Incentive Compensation Governance	42
Enhanced Ability to Adjust Compensation in the Event of an Adverse Risk Outcome	42
Tax Matters	42
NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT	43
EXECUTIVE COMPENSATION	43
2016 Summary Compensation Table	43
Grants of Plan-Based Awards	45
2016 Grants of Plan-Based Awards Table	45
Outstanding Equity Awards at Fiscal Year-End	46
Outstanding Equity Awards at 2016 Fiscal Year-End Table	46
Options Exercised and Stock Vested	48
2016 Options Exercised and Stock Vested Table	48
Pension Benefits	48
2016 Pension Benefits Table	48
Explanation of Pension Benefits Table	49
Qualified Pension Plan	49
Supplemental Pension Plan	50
Nonqualified Deferred Compensation	51
2016 Nonqualified Deferred Compensation Table	51
Overview of Nonqualified Deferred Compensation Plans	51
Potential Payments Upon Termination or Change-in-Control	54
2016 Post-Employment Benefits Table	54
Severance Pay Plan	54
Accelerated Vesting of Equity Awards	54

PROPOSAL 4	55
PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2017	55
INDEPENDENT PUBLIC ACCOUNTANTS	56
Fees to Independent Auditors Table	56
Audit Fees	56
Audit-Related Fees	56
Tax Fees	56
All Other Fees	56
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	57
Report of the Audit Committee	57
NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW	58
OTHER MATTERS	58

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PROXY STATEMENT

GENERAL INFORMATION – QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

M&T Bank Corporation (“we” or “M&T”) is providing this proxy statement to you because the Board of Directors is soliciting your proxy to vote your shares of M&T common stock at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”), or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and certain other information required by the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

We are first mailing this proxy statement and the accompanying form of proxy to M&T common shareholders of record on or about March 8, 2017. A copy of M&T Bank Corporation’s Annual Report for 2016, including financial statements, accompanies this proxy statement, but is not part of the proxy solicitation materials.

Where will the Annual Meeting be held and when?

The Annual Meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York, on Tuesday, April 18, 2017, at 11:00 a.m., EDT. M&T’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5138.

Who is entitled to receive notice of and to vote at the Annual Meeting?

Common shareholders of record at 5:00 p.m., EST, on February 28, 2017 are entitled to receive notice of and to vote at the Annual Meeting. On February 28, 2017, M&T had outstanding 153,761,794 shares of common stock, $0.50 par value per share. Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement.

How can I give my proxy or vote?

You can give your proxy by completing and returning the physical proxy card accompanying this proxy statement or vote by following the telephone or Internet voting procedures described on the proxy card. The telephone and Internet voting procedures are designed to authenticate that you are a shareholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a shareholder of record, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

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May I revoke my proxy?

Depending on how you hold your shares (shareholder of record or in street name), determines how and when you may revoke your proxy. A shareholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at One M&T Plaza, Buffalo, New York 14203, or by voting in person at the Annual Meeting. A beneficial owner of shares in street name must follow the instructions from his or her broker, trustee, bank or other nominee to revoke his or her previously given proxy.

How will my proxy be voted?

Your proxy will be voted in accordance with the direction you provide. If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 14 persons named under the section titled “NOMINEES FOR DIRECTOR”; FOR approving an advisory vote for the approval of the compensation of M&T Bank Corporation’s Named Executive Officers every year (annually); FOR approving the compensation of M&T Bank Corporation’s Named Executive Officers; and FOR ratifying the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2017.

What is required for a quorum at the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding common stock constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors, on the advisory vote for the approval of the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers, or on the advisory vote to approve the compensation of M&T Bank Corporation’s Named Executive Officers unless specific voting instructions are provided to the broker. We therefore encourage beneficial owners of shares whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by his or her broker, trustee, bank or other nominee.

What happens if an incumbent director nominee does not receive a majority of votes in favor of his or her election?

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election of directors, the affirmative vote of a majority of the votes cast with respect to the nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the Annual Meeting. Under these circumstances, if an incumbent director does not receive the required affirmative vote, that director would be required to tender his or her resignation to the Board of Directors for consideration in accordance with the Amended and Restated Bylaws.

What approval is necessary to approve Proposals 2, 3 and 4?

For Proposal 2, the highest number of votes cast at the Annual Meeting for every one, two or three years as reflected by the votes for each of these alternatives shall be deemed to be the preferred frequency with which M&T is to hold an advisory vote to approve the compensation of M&T Bank Corporation’s Named Executive Officers.

2

For each of Proposals 3 and 4, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the compensation of M&T Bank Corporation’s Named Executive Officers and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2017.

An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors, the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers, the advisory vote to approve the compensation of M&T Bank Corporation’s Named Executive Officers, or the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2017. Broker non-votes will not constitute votes cast on the election of directors, the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers, or the approval of the compensation of M&T Bank Corporation’s Named Executive Officers, and therefore will have no effect on the outcome of any of these proposals.

Who is paying for the solicitation of proxies?

M&T will bear the cost of soliciting proxies in the accompanying form of proxy. We are making this solicitation by mail, by telephone and in person using the services of some employees of M&T or its subsidiaries at nominal cost. We will reimburse brokers, trustees, banks and other nominees for expenses they incur in mailing proxy materials to beneficial owners of M&T’s common stock.

How do I propose actions for the 2018 Annual Meeting of Shareholders?

In order for a shareholder proposal for the 2018 Annual Meeting of Shareholders to be eligible for inclusion in M&T’s proxy statement, we must receive it at our principal executive offices no later than November 3, 2017. You must provide your proposal to us in writing and your notice must contain the information required by M&T’s Amended and Restated Bylaws.

M&T’s Amended and Restated Bylaws state that no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to receive notice of and to vote who has delivered notice to M&T (containing the information specified in the Amended and Restated Bylaws) not less than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in M&T’s proxy statement. A shareholder wishing to submit a proposal for consideration at the 2018 Annual Meeting of Shareholders, either under SEC Rule 14a-8 or otherwise, should do so no later than November 3, 2017.

What do I have to bring in order to attend the Annual Meeting in person?

In order to be admitted to the Annual Meeting, you will need to bring a valid photo ID or other satisfactory proof of identification. If you are a beneficial owner of shares in street name, you must also bring evidence of your M&T share ownership that can include a notice from your broker, trustee, bank or other nominee regarding the availability of these proxy materials or a recent account statement from the broker, trustee, bank, or other nominee that holds your shares and confirms your beneficial ownership of those shares.

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PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nomination, Compensation and Governance Committee the (“NCG Committee”), the Board of Directors recommends the following 14 persons for election as directors of M&T, to hold office until the 2018 Annual Meeting of Shareholders and until their successors have been elected and qualified. Thirteen of the 14 nominees listed below were elected at the 2016 Annual Meeting of Shareholders. The Board of Directors originally recommended these 14 nominees as well as Mark J. Czarnecki for election as directors of M&T; however, subsequent to the passing of Mr. Czarnecki on February 26, 2017, the Board of Directors took action to fix the number of directors at 14 effective April 18, 2017. The Board of Directors then nominated the following 14 persons for election as directors of M&T.

If any nominee for any reason, becomes unavailable for election, or if a vacancy occurs before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the NCG Committee shall designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE 14 NOMINEES.

Each nominee’s business experience, including occupation, current public company directorships, and public company directorships held at any time during the past five years is provided. Additionally, the specific experience, qualifications and skills, including education, of each nominee that was considered by the NCG Committee are listed. The information with respect to each nominee is as of February 28, 2017, and includes each nominee’s affiliations with M&T’s subsidiary banks, Manufacturers and Traders Trust Company (also known as “M&T Bank”) and Wilmington Trust, National Association (“Wilmington Trust, N.A.”). The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to M&T by or on behalf of such nominees, except to the extent certain information is contained in M&T’s records.

The Board of Directors believes that the experience, qualifications and skills of each of the director nominees contribute to an effective and well-functioning board providing oversight of M&T’s business and management.

4

NOMINEES FOR DIRECTOR

BRENT D. BAIRD
Chairman of the Nomination, Compensation and Governance Committee Member of the Executive Committee Director since 1983

Mr. Baird, age 78, is a private investor. He is the former President and Chief Executive Officer of Merchants Group Inc. and a former general partner of Trubee, Collins & Co., Inc. Mr. Baird served as a director of Todd Shipyards Corporation (NYSE: TOD) from 1992 to 2011. He serves as a director of M&T Bank, as a member of its Executive Committee and its Trust and Investment Committee, and as a member of M&T Bank’s Directors Advisory Council of the New York City/Long Island Division.

Experience, Qualifications and Skills

Mr. Baird has significant investment management and corporate governance expertise having served in numerous executive positions in public and private companies. Mr. Baird holds a Bachelor of Arts with Honors from Williams College.

C. ANGELA BONTEMPO
Chair of the Audit Committee Director since 1991

Ms. Bontempo, age 76, is a self-employed health care consultant. She serves as a consultant to Community Health Systems, Inc. (NYSE: CYH), to Enterprise Analysis Corp. in Stamford, Connecticut and to Moretti Consulting Group, LLC in Orchard Park, New York. Ms. Bontempo formerly served as President and Chief Executive Officer and as a director of Saint Vincent Health System, located in Erie, Pennsylvania, as President and Chief Executive Officer of Bryant & Stratton College, a system of proprietary colleges headquartered in Buffalo, New York, as Senior Vice President and Executive Director of the Roswell Park Cancer Institute in Buffalo, New York and as a director of iPorta Corporation in Toronto, Ontario, Canada. Ms. Bontempo is a director of M&T Bank and the Chair of its Examining Committee.

Experience, Skills and Qualifications

Ms. Bontempo has extensive experience overseeing financial personnel and auditing and financial reporting. She has considerable executive leadership and decision-making skills gained through her positions at not-for-profit organizations, privately-held companies and professional associations. Ms. Bontempo holds a Bachelor of Arts in Education and a Bachelor of Arts in Theology from St. Joseph’s College, an Associate in Applied Science in Nursing from Maria College, a Master of Science in Microbiology from Howard University and a Master of Health Administration from St. Louis University. She further holds an Advanced Certification in Healthcare Financial Management from Yale University.

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ROBERT T. BRADY
Vice Chairman of the Board of Directors Member of the Nomination, Compensation and Governance Committee Director since 1994

Mr. Brady, age 76, serves as Vice Chairman of M&T’s Board of Directors and as its lead independent director. He is the former Chairman of the Board and Chief Executive Officer of Moog Inc. (NYSE: MOG.A), a worldwide manufacturer of control systems and components for aircraft, spacecraft, automated machinery and medical equipment. He served as Moog’s Executive Chairman from 2011 until his retirement on January 31, 2014. Mr. Brady is a director of Astronics Corporation (NASDAQ: ATRO) where he serves as a member of the Audit and the Compensation and Nominating/Governance Committees. He is a director of Multisorb Technologies, a privately held company that specializes in packaging technology located in Buffalo, New York. Mr. Brady is also a director of ENrG, Inc., a privately held manufacturing company located in Buffalo, New York and serves on the Audit and Compensation Committees. Mr. Brady is a director of CUBRC, Inc., a research, development, testing and systems integration company located in Buffalo, New York. He served as a director of Seneca Foods Corporation (NASDAQGS: SENEA) from 1989 to 2011 and as a director of National Fuel Gas Company (NYSE: NFG) from 1995 to 2014. Mr. Brady is a director of the Albright-Knox Art Gallery in Buffalo, New York and serves on the University at Buffalo Council. Mr. Brady is a director of M&T Bank.

Experience, Skills and Qualifications

Mr. Brady is an experienced and successful business leader with a track record of helping companies innovate, grow and create jobs. He brings insight into risk management, operational risk and strategic planning. In addition to his significant leadership experience with several public companies, Mr. Brady has considerable corporate governance experience. Mr. Brady holds a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration from the Harvard Business School.

T. JEFFERSON CUNNINGHAM III
Member of the Risk Committee Director since 2001

Mr. Cunningham, age 74, is the Chairman and Chief Executive Officer of Magnolia Capital Management, Ltd., a registered investment adviser in Cold Spring, New York. He is the former Chairman of the Board and Chief Executive Officer of Premier National Bancorp, Inc. and Premier National Bank, and of Premier’s predecessors. Mr. Cunningham had a distinguished career in various executive-level positions with several U.S. and European financial institutions. He is a trustee of Open Space Institute, an environmental conservation organization dedicated to protecting significant landscapes in New York State, where he serves on several committees. He is an advisory director of the Community Foundations of the Hudson Valley in Poughkeepsie, New York. Mr. Cunningham is a director of M&T Bank, a member of its Risk Committee, and the Chairman of M&T Bank’s Directors Advisory Council of the Hudson Valley Division.

Experience, Skills and Qualifications

Mr. Cunningham has extensive experience with commercial and investment banking strategy, both domestically and internationally. He brings in-depth knowledge of risk management, fiduciary oversight responsibility and a valuable international perspective to M&T’s business activities. Mr. Cunningham holds a Bachelor of Arts in Economics from Cornell University and a Master of Business Administration from Stanford University.

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GARY N. GEISEL
Member of the Nomination, Compensation and Governance Committee Member of the Risk Committee Director since 2009

Mr. Geisel, age 68, is the former Chairman of the Board and Chief Executive Officer of Provident Bankshares Corporation and Provident Bank. He previously served as Chairman of the Board of Saint Agnes Hospital in Baltimore, Maryland having served on its Finance, Governance, Compensation and Executive Committees. He is a former director of Goodwill Industries of the Chesapeake and served as its Chairman and on the Executive Committee. Mr. Geisel is a former director of Annapolis Life Care, Inc., a continuing-care retirement community operator in Annapolis, Maryland, where he served as a member of its Finance and Audit Committee. Mr. Geisel is also a member of the Finance Committee of the Baltimore Community Foundation. He is a director of Urban Teachers, a non-profit teacher preparation program in Baltimore, Maryland. Mr. Geisel is a director of M&T Bank and a member of its Risk Committee and serves as Chairman of M&T Bank’s Directors Advisory Council of the Baltimore-Washington Division.

Experience, Skills and Qualifications

Mr. Geisel brings financial acumen with over 30 years of experience in the banking industry as well as exceptional executive leadership. He holds a Bachelor of Science from Edinboro University, a Master of Business Administration from Duquesne University and completed banking programs at the Stonier Graduate School of Banking.

RICHARD A. GROSSI
Member of the Audit Committee Director since 2015

Mr. Grossi, age 69, is the former Senior Vice President and Chief Financial Officer of Johns Hopkins Medicine in Baltimore, Maryland where he served as such from 1996 to 2015. He currently serves as a consultant for Johns Hopkins Medicine and other organizations. Mr. Grossi is a director and the treasurer of Biotechnology Institute of Maryland, a non-profit scientific training program in Baltimore, Maryland. He is also a member of the Trustee Audit Committee of Catholic Charities of Maryland. Mr. Grossi has more than 40 years of experience in higher education and the health care industry. He is a director of M&T Bank and is a member of its Examining Committee and is a member of M&T Bank’s Directors Advisory Council of the Baltimore-Washington Division.

Experience, Skills and Qualifications

Mr. Grossi’s areas of expertise include financial analysis and management, organizational design and development, human resource management, systems selection and implementation, operational and financial responsibility for large functional units, and responsibility for major facility construction and control. He is experienced in strategic planning, cash management and treasury, new business initiatives, trustee interactions in financial decisions, oversight of budgeting and capital planning, general accounting and financial reporting. Mr. Grossi holds a Bachelor of Business Administration in Accounting and a Master of Business Administration in Financial Management from Pace University.

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JOHN D. HAWKE, JR.
Chairman of the Risk Committee Director since 2012

Mr. Hawke, age 83, is a Senior Counsel with the Washington, D.C. based international law firm of Arnold & Porter Kaye Scholer LLP, where he previously served as a partner and as Chairman of the firm, having established one of the nation’s premier financial services practices. He has extensive experience with financial regulation and bank supervision, having served as the Comptroller of the Currency from 1998 to 2004, Under-Secretary of the Treasury for Domestic Finance from 1995 to 1998 and as General Counsel to the Board of Governors of the Federal Reserve System from 1975 to 1978. Mr. Hawke is a director of M&T Bank and serves as Chairman of its Risk Committee.

Experience, Skills and Qualifications

As Comptroller of the Currency, Mr. Hawke was a member of the Basel Committee on Banking Supervision, the Board of Directors of the Federal Deposit Insurance Corporation and the Federal Financial Institutions Examination Council. He taught courses on federal regulation of banking and bank acquisitions at the Georgetown University Law Center and at the Morin Center for Banking Law Studies at Boston University School of Law. Mr. Hawke has published extensively on matters relating to the regulation of banking institutions. He holds a Bachelor of Arts in English from Yale University and a Bachelor of Laws from Columbia University Law School.

NEWTON P.S. MERRILL
Director since 2015

Mr. Merrill, age 77, is a private investor with a distinguished five-decade financial services career, including in executive positions at the Bank of Boston and the Bank of New York where he was the head of Private Client Services, Personal Trust, Asset Management and Private Banking activities at his retirement in 2003. He serves as Chairman of Mellon Optima L/S Strategy Fund LLC, as a director of National Integrity Life Insurance Co., and as an Advisory Board Member and director of York Capital Management and related funds. Mr. Merrill is a trustee and Chairman Emeritus of Woods Hole Oceanographic Institution, in Woods Hole, Massachusetts, and a trustee and Chairman Emeritus of the Museum of the City of New York and Trustee and Treasurer of Musical Masterworks, Inc. located in Old Lyme, Connecticut. He is a director of M&T Bank and a member of its Trust and Investment Committee.

Experience, Skills and Qualifications

Mr. Merrill has a wide range of banking and managerial experience with financial institutions and has considerable knowledge of investment banking and venture capital as well as private client services, asset management and fiduciary responsibility. He holds a Bachelor of Arts in Engineering and Applied Physics from Harvard College.

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MELINDA R. RICH
Director since 2009

Ms. Rich, age 59, is Vice Chairman of Rich Products Corporation, a privately owned global manufacturer and supplier of frozen foods headquartered in Buffalo, New York. She is Chair of Rich Products Corporation’s Finance and Audit Committee, and Compensation Committee, and a member of its Executive Committee. Ms. Rich is President of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries. She is a director of Rich Holdings, Inc., as well as several other entities within the Rich Products Corporation family of companies. Ms. Rich is a director of Grove Entertainment, a production company located in New York City. She serves as a trustee of Cleveland Clinic located in Cleveland, Ohio. Ms. Rich serves as a director of a number of charitable foundations, including Rich Family Foundation, DreamCatcher Foundation, Inc. and Cleveland Rock and Roll, Inc./ Rock and Roll Hall of Fame & Museum. She is a former director of Wm. Wrigley, Jr. Company. Ms. Rich is a director of M&T Bank.

Experience, Skills and Qualifications

Ms. Rich brings considerable knowledge of executive compensation matters, leadership roles and service to civic and community organizations. She provides a valuable international perspective on public policy, societal and economic issues. Ms. Rich holds a Bachelor of Arts in Psychology from the University of Colorado. She received an Honorary Doctorate of Humane Letters from the Culinary Institute of America, an Honorary Doctorate of Laws from D’Youville College and an Honorary Doctorate of Humane Letters from Canisius College.

ROBERT E. SADLER, JR.
Member of the Risk Committee Director since 1999

Mr. Sadler, age 71, has been a consultant to M&T since 2010. He joined M&T Bank in 1983 and held a number of executive positions, including Vice Chairman of the Board of Directors from 2007 until his retirement in June 2010. From June 2005 to January 2007, Mr. Sadler served as President and Chief Executive Officer of M&T and M&T Bank. He serves as a director of Delaware North Companies, Inc., a privately held global hospitality and food service company headquartered in Buffalo, New York. Mr. Sadler served as a director of Gibraltar Industries, Inc. (NASDAQ: ROCK) from 2004 to 2015 and as a director of Security Mutual Life Insurance Company of New York until 2015. He is a director of M&T Bank and a member of its Risk Committee and its Trust and Investment Committee. Mr. Sadler is a member of the Trust and Investment Committee of Wilmington Trust, N.A. and serves as the Chairman of the Florida Advisory Council of Wilmington Trust, N.A.

Experience, Skills and Qualifications

Mr. Sadler brings in-depth knowledge of the financial services industry including significant financial experience and valuable institutional knowledge through his executive roles with M&T. He holds a Bachelor of Arts from Washington and Lee University and a Master of Business Administration from Emory University.

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DENIS J. SALAMONE
Director since 2015

Mr. Salamone, age 63, joined M&T’s Board of Directors effective with the closing of M&T’s acquisition of Hudson City Bancorp, Inc. and Hudson City Savings Bank (“Hudson City”) in November 2015. He served as Chairman and Chief Executive Officer of Hudson City from September 2014 until November 1, 2015. Mr. Salamone joined Hudson City in 2001 as Senior Executive Vice President and served on its Board of Directors. Between 2002 and 2014, he held several senior executive positions at Hudson City, including President and Chief Operating Officer. Prior to joining Hudson City, Mr. Salamone was an accountant with PricewaterhouseCoopers LLP for 26 years, 16 years as a partner where he served as the Global Financial Services leader for Audit and Business Advisory Services. He is a member of the American Institute of CPAs and a member of the New York State Society of CPAs. Mr. Salamone serves as Vice Chairman of the Board of Trustees for St. Francis College located in Brooklyn Heights, New York, as Chairman of the Board of Trustees of the Ridgewood, New Jersey YMCA, and as a trustee of the Valley Hospital and Table to Table in Northern, New Jersey. He is a director of M&T Bank.

Experience, Skills and Qualifications

Mr. Salamone has more than 35 years of experience in the financial services industry and brings significant accounting skills and knowledge of financial reporting and risk management. He holds a Bachelor of Science in Accounting from St. Francis College.

DAVID S. SCHARFSTEIN
Director Nominee

Mr. Scharfstein, age 56, is the Edmund Cogswell Converse Professor of Finance and Banking at Harvard Business School and Chair of Doctoral Programs at Harvard Business School. Prior to joining the Harvard Business School faculty in 2003, from 1987 to 2003, he was a finance professor at the Massachusetts Institute of Technology Sloan School of Management. He is currently President of the American Finance Association and a Research Associate at the National Bureau of Economic Research. Mr. Scharfstein served as Senior Advisor to the U.S. Treasury Secretary and as a member of the Financial Advisory Roundtable of the Federal Reserve Bank of New York. Mr. Scharfstein is widely published on a broad range of topics in finance, including corporate investment and financing, capital allocation, risk management, banking lending and funding, and financial regulation.

Experience, Skills and Qualifications

Mr. Scharfstein has substantial knowledge and expertise in corporate finance and banking and provides diversity of viewpoint by virtue of his academic record, which is expected to add value in the areas of finance, risk management and capital management. He holds a Bachelor of Arts from Princeton University and a Doctor of Philosophy in Economics from Massachusetts Institute of Technology.

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HERBERT L. WASHINGTON
Member of the Audit Committee Director since 1996

Mr. Washington, age 66, has been President of H.L.W. Fast Track, Inc., a fast food restaurant enterprise located in Youngstown, Ohio, which owns and operates 23 McDonald’s franchises in Ohio and Pennsylvania since 1980. He served as Chairman of the Federal Reserve Bank of New York, Buffalo Branch Board from 1992 to 1993. Mr. Washington was appointed as a director to the FRBNY for a three-year term in 1993. He is a director of the Youngstown Chamber of Commerce and of the Big Ten Athletic Advisory Committee. Mr. Washington is a director of M&T Bank and is a member of its Examining Committee.

Experience, Skills and Qualifications

Mr. Washington brings extensive business acumen, valuable entrepreneurial skills and financial regulation experience. He holds a Bachelor of Science in Marketing Management from Michigan State University.

ROBERT G. WILMERS
Chief Executive Officer Chairman of the Board of Directors Chairman of the Executive Committee Director since 1982

Mr. Wilmers, age 82, serves as Chairman of the Board and Chief Executive Officer of M&T and of M&T Bank. He has held the post of Chief Executive Officer for more than 30 years, and also served as Chairman of the Board for most of those years. Mr. Wilmers serves as Chairman of M&T Bank’s Executive Committee and is a member of its Trust and Investment Committee. He served as Chairman of the Empire State Development Corporation from 2008 to 2009, as Chairman of the New York State Bankers Association in 2002 and as a director of the FRBNY from 1993 to 1998.

Experience, Skills and Qualifications

Mr. Wilmers brings substantial managerial and leadership experience having led M&T through multiple economic cycles. As Chief Executive Officer of M&T Bank, he transformed M&T from a bank with $2 billion in assets to a $123.4 billion financial services company, overseeing 24 acquisitions and expanding M&T’s footprint and business lines. Mr. Wilmers has received many honors and awards for his service to the banking industry, as well as for his leadership and contributions to the Buffalo, New York community. He holds honorary degrees from Canisius College, Niagara University and the State University of New York at Buffalo. Mr. Wilmers graduated from Harvard College and attended the Harvard Graduate School of Business Administration.

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 DIRECTOR COMPENSATION

The following table sets forth M&T’s 2016 compensation structure for directors’ fees (for directors who are not salaried officers of M&T or its subsidiaries):

Elements of 2016 Directors’ Fees

Fees	Compensation
Annual Board Retainer	$85,000
Board Attendance Fees – Per Meeting Attended	$3,000
Committee Attendance Fees – Per Meeting Attended	$3,000
Annual Audit Committee Chair Retainer	$20,000
Annual Audit Committee (other than Chair) Retainer	$10,000
Annual Risk Committee Chair Retainer	$20,000
Annual Risk Committee (other than Chair) Retainer	$10,000
Meetings with Regulators – Per Meeting Attended	$3,000

Compensation is paid at the end of each calendar quarter in an amount equal to one quarter of a director’s annual retainer and the meeting fees earned during such quarter. All directors are entitled to reimbursement for travel expenses incidental to their attendance at meetings. The Board of Directors has determined that no fees (retainer, attendance or otherwise) will be paid to a director who is a salaried officer of M&T or any of its subsidiaries, or where such individual receives payment for services provided to M&T or any of its subsidiaries immediately after ceasing to be a salaried officer.

The following table sets forth the compensation of M&T’s directors in fiscal year 2016:

2016 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation		Total
Edward G. Amoroso	$32,424	$32,159			$64,583
Brent D. Baird	$231	$219,519			$219,750	(3)
C. Angela Bontempo	$82,744	$82,256			$165,000
Robert T. Brady	$75,681	$75,319			$151,000
T. Jefferson Cunningham III	$97,736	$97,264			$195,000	(3)
Gary N. Geisel	$106,750	$106,450			$213,200	(3)
Richard A. Grossi	$76,794	$76,406			$153,200	(3)
John D. Hawke, Jr.	$100,816	$100,184			$201,000
Patrick W.E. Hodgson(4)	$88,241	$87,759			$176,000
Richard G. King(5)	$59,716	$59,534			$119,250
Newton P.S. Merrill	$65,234	$64,766			$130,000
Melinda R. Rich	$54,668	$54,332			$109,000
Robert E. Sadler, Jr.	$-	$-	$200,000	(6)	$200,000
Denis J. Salamone	$63,652	$63,348			$127,000
Herbert L. Washington	$73,167	$72,833			$146,000

(1)	Pursuant to the terms of the M&T Bank Corporation 2008 Directors’ Stock Plan, each director can elect to receive payment of his or her annual compensation in cash, in shares of M&T common stock, or in a combination of cash and shares of common stock for services as a director or advisory director of M&T and its subsidiaries. The amounts listed in this column show only the amount of fees paid in cash.

(2)	Reflects fees paid in the form of M&T common stock, which is paid at the end of each calendar quarter. The value of M&T common stock paid is based on the grant date fair value, which equals the value as of the last business day of each calendar quarter on which the shares of common stock are quoted on the NYSE.

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(3)	Includes fees paid to directors for their service on Director Advisory Councils of M&T Bank.

(4)	Mr. Hodgson passed away on December 26, 2016.

(5)	Mr. King passed away on September 23, 2016.

(6)	In accordance with the policy of the Board of Directors, Mr. Sadler is not eligible to receive directors’ fees due to his service to M&T as a paid consultant. The amount shown represents compensation Mr. Sadler earned in 2016 under a two-year consulting arrangement with M&T that renewed on July 1, 2016.

M&T Bank Corporation 2008 Directors’ Stock Plan

Pursuant to the terms of the M&T Bank Corporation 2008 Directors’ Stock Plan (“Directors’ Stock Plan”), each director can elect to receive payment of his or her annual compensation in cash, in shares of M&T common stock, or in a combination of cash and shares of M&T common stock for services as a director or advisory director of M&T and its subsidiaries. The number of shares of M&T common stock paid is determined by dividing the amount of such compensation payable in shares of M&T common stock by the closing price of M&T’s common stock on the NYSE on the business day immediately preceding the day the compensation is payable. Shares of M&T common stock received in payment of fees vest immediately upon grant.

M&T Bank Directors’ Fees

M&T directors, who also serve as directors of M&T Bank, if not salaried officers of M&T or its subsidiaries, receive attendance fees for each M&T Bank board, council or committee meeting attended, unless any such meeting is held concurrently with a meeting of the M&T board or committee, of which they are also a member. Except as described below, such attendance fees and the cash versus stock allocations are identical to the schedule of fees paid to directors of M&T for board and committee meetings attended described above.

Mr. Baird, as a member of the Directors Advisory Council of the New York City/Long Island Division of M&T Bank, received an annual retainer of $15,000 and a fee of $1,750 for each meeting he attended. Mr. Cunningham, as Chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, received a fee of $1,000 for each meeting he attended. Mr. Geisel, as Chairman of the Directors Advisory Council of the Baltimore-Washington Division of M&T Bank, received a fee of $300 for each meeting he attended. Mr. Grossi, as a member of the Directors Advisory Council of the Baltimore-Washington Division of M&T Bank, received a fee of $300 for each meeting he attended. Mr. Sadler is Chairman of the Wilmington Trust, N.A. Florida Advisory Council but does not receive fees for attending these meetings. All directors of M&T Bank are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

Nonqualified Deferred Compensation Arrangements for Directors

Mr. King was a participant in the Keystone Financial Director Fee Plan that was assumed by M&T in connection with its acquisition of Keystone Financial, Inc. in 2001. The plan is a nonqualified, unfunded plan under which a Keystone director could elect to defer directors’ fees in the form of phantom shares of Keystone’s common stock. Upon M&T’s acquisition of Keystone, the right of participants to receive Keystone common stock was converted into the right to receive M&T common stock. Mr. King’s beneficiary began receiving his annual distributions from his plan account commencing in January 2017, following his death in 2016.

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 CORPORATE GOVERNANCE OF M&T BANK CORPORATION

Corporate Governance Standards

The Board of Directors believes that the purpose of sound and effective corporate governance is to ensure that shareholder value is maximized in a manner that is consistent with legal requirements and the highest standards of business ethics and integrity. The Board has consistently adhered to corporate governance standards that the Board believes promotes this purpose. The Board initially adopted corporate governance practices in 1997 and adopted formal corporate governance standards in 2003. Annually, the Board evaluates, in light of best practices and regulatory guidance, its Corporate Governance Standards.

The Board last amended its Corporate Governance Standards in October 2016. The current Corporate Governance Standards are available on M&T’s website at www.ir.mtb.com/corpgov.cfm. These standards address, among other things, director qualifications and responsibilities, board committees, director compensation and independence, director orientation and continuing education, annual performance evaluations, corporate disclosure policy, controls and procedures regarding financial reporting and disclosure, and codes of business conduct and ethics.

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election when a quorum is represented, the affirmative vote of a majority of the votes cast with respect to such director nominee is required for the election of that nominee as a director. If an incumbent director in an uncontested election does not receive the affirmative vote of a majority of the votes cast with respect to such director, that director is required to tender his or her resignation to the Board of Directors. The Board will then determine whether or not to accept such resignation, taking into account the recommendation of the NCG Committee. The Board will publicly disclose in a press release or SEC filing its decision to accept or reject such resignation within 90 days after the certification of the election results.

Availability of Corporate Governance Standards

In addition to being available on M&T’s website at www.ir.mtb.com/corpgov.cfm, any shareholder can request copies of M&T’s Corporate Governance Standards, the charters for each of the Audit Committee, Risk Committee, Nomination, Compensation and Governance Committee, or the Executive Committee, as well as our Code of Business Conduct and Ethics, and our Code of Ethics for CEO and Senior Financial Officers. To make a request, shareholders may either mail their request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.

Codes of Ethics

M&T makes its policies and procedures available to all of our employees. These policies include our Code of Business Conduct and Ethics. Further, M&T requires all employees to annually certify that they have read and are familiar with the employee policies and procedures and their content, including our Code of Business Conduct and Ethics, and that they will adhere to such policies and procedures.

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M&T’s Code of Business Conduct and Ethics applies to our directors, officers, advisors and employees, as well as to our agents and representatives, including consultants. Our Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of M&T. In addition, our Code of Business Conduct and Ethics expects individuals to report any observed illegal or unethical behavior and provides a retaliation-free reporting mechanism. Our Code of Business Conduct and Ethics is a guide to help ensure that all individuals live up to the highest ethical standards.

M&T also maintains a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller and all other senior financial officers designated by the Chief Financial Officer from time to time. This Code of Ethics supplements our Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters.

Our Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers is available on M&T’s website at www.ir.mtb.com/corpgov.cfm.

In accordance with SEC rules, M&T will post on its website or file a Form 8-K to report any amendment to or waiver from any provision in the Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller, or persons performing similar functions.

Board Diversity

M&T strives to foster an inclusive workplace environment that respects and values individual differences. We believe that employee diversity enhances the organization’s ability to innovate, and therefore to maintain a competitive advantage. Likewise, M&T values diversity among its board members for these same reasons. Our Corporate Governance Standards provide that the NCG Committee, in discharging its duties of reviewing the qualifications of director nominees, considers, among other factors, diversity, age, skills and experience in the context of the needs of the Board of Directors and regulatory obligations and guidance. In light of these guidelines, the NCG Committee endeavors to appoint a slate of nominees that represents diversity with respect to educational background, business experience, life skills, geographic representation and community involvement, as well as gender, race and national origin. The NCG Committee does not assign specific weight to any particular criteria; its goal is to identify nominees that, considered as a group, will possess the talents, skill sets and characteristics necessary for the Board of Directors to fulfill its responsibilities.

Board Independence

Pursuant to our Corporate Governance Standards, the Board conducts an annual review of director independence. As a result of the review performed in April 2016, the Board determined, based upon the recommendation of the NCG Committee, that 12 of the 16 members then serving as directors met the NYSE standard for independence. Of the 14 nominees standing for election as directors at the Annual Meeting, 13 of whom are currently serving as such, ten continue to meet the NYSE standard for independence. Mr. Scharfstein’s independence was reviewed pursuant to M&T’s Corporate Governance Standards prior to being nominated as a candidate for the Board of Directors. Based upon the review conducted by the NCG Committee, the Board determined that he was independent under the NYSE standards. Currently, only Messrs. Wilmers, Sadler and Salamone are not deemed to be independent.

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The Board uses categorical standards to assist it in making independence determinations. Under these standards, absent other material relationships with M&T that the Board believes jeopardize a director’s independence from management, a director will be deemed to be independent unless the director or any of his or her immediate family members had any of the following relationships with M&T:

●	employment during any of the past three years (as an executive officer in the case of family members);
●	the receipt of more than $120,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service and as an executive officer in the case of family members) during any 12-month period over the past three years;
●	affiliation or employment with a present or former internal or external auditor during any of the past three years;
●	employment with another company where any executive officers of M&T served on that company’s compensation committee during any of the past three years; or
●	being an executive officer of a company that makes payments to, or receives payments from, M&T for property or services in a fiscal year in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Additionally, if any business relationship involving a director and M&T is a lending relationship, deposit relationship, or other banking or commercial relationship between M&T Bank on the one hand, and an entity with which the director or immediate family member is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other hand, such relationship must meet the following criteria: (1) it must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by M&T Bank to such person or entity: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Board Regulation O and Section 13(k) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and (b) no event of default has occurred and is continuing beyond any cure period.

In making its determination as to the independent directors, the Board considered the following specific transactions, relationships and arrangements with directors and their immediate family members and any such person’s principal business affiliations. For each of Mr. Hawke and Ms. Rich, payments by M&T to a company (in the case of Ms. Rich, a director-affiliated company and, in the case of Mr. Hawke, the law firm from which he is a retired partner and now an employee) for services in an amount that did not exceed the greater of $1 million or 2% of such company’s consolidated gross revenues.

The Board of Directors, upon the recommendation of the NCG Committee, considered these transactions, relationships and arrangements and, consistent with the applicable independence standards, determined that they do not impair the relevant director’s independence as a director of M&T or as a member of any of the committees on which he or she serves.

The Board of Directors considers all relevant facts and circumstances, as well as the application of the categorical standards. Based on its review of this information, the Board affirmatively determined that, other than Messrs. Wilmers, Sadler and Salamone, each member of the Board of Directors is “independent” and does not have any material relationships with M&T or its subsidiaries. With respect to Mr. Hawke and Ms. Rich, the Board of Directors considered the fact that payments from M&T to each of these companies for services rendered were in an amount less than $1 million. Further, the Board

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considered Mr. Hawke’s status with the international law firm as an employee who does not share in the profits or participate in the management of the law firm. Mr. Hawke does not perform any legal services for M&T, nor does he derive any direct compensation based upon the legal services provided by the law firm to M&T. Therefore, the Board determined that his affiliation with the law firm does not impair Mr. Hawke’s independence.

Board Leadership Structure

Chairman and Lead Independent Director

Mr. Wilmers serves as M&T’s Chairman of the Board and Chief Executive Officer. He has held the post of Chief Executive Officer for more than 30 years, and also served as Chairman of the Board for most of those years. In light of Mr. Wilmers’ significant leadership tenure with the organization, the Board believes that this is an appropriate structure for leadership of the Board of Directors because it fosters effective decision-making and clear accountability. The Board adheres to the Corporate Governance Standards on this topic and annually elects a non-executive Vice Chairman of the Board of Directors who performs the duties of lead independent director. Mr. Brady has served as the lead independent director since June 15, 2015. The lead independent director presides over the executive sessions of the non-management directors.

Executive Sessions of the Non-Management Directors

The non-management directors meet at regularly scheduled executive sessions without management. Mr. Brady, Vice Chairman of the Board of Directors and the lead independent director, presides at these meetings. In the absence of the lead independent director, the non-management directors determine which director will preside at such meetings.

Board’s Role in Risk Oversight

The Board of Directors has delegated its risk oversight duties to the Risk Committee. At each Board meeting, the Board receives separate reports from the Chairman of the Risk Committee as well as the Chair of the Audit Committee. In 2016, the Audit Committee and the Risk Committee met jointly three times. Additionally, the Management Risk Committee, which is the primary management-level risk committee, and M&T’s Chief Risk Officer provide regular reports directly to the Risk Committee.

Board Attendance

The Board of Directors held 12 meetings in 2016. Each of the directors attended at least 75% of the total number of meetings of the Board and each committee on which the director served, except for Ms. Rich.

M&T’s Corporate Governance Standards encourage all members of the Board of Directors to attend its Annual Meeting of Shareholders, absent exigent circumstances. Of the nominees standing for election at the Annual Meeting, 13 were elected at the 2016 Annual Meeting of Shareholders and each of those directors attended that meeting.

Communications with the Board of Directors

Any shareholder or other interested party wishing to communicate with the Board of Directors or any individual director may submit his or her written correspondence to M&T Bank Corporation’s

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Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate direct communications to the Board, the lead independent director, the non-management directors as a group, or individual directors, by reviewing and summarizing such communications.

Board Committees and Member Composition During 2016

Committee Member	Audit	Executive	Nomination, Compensation and Governance	Risk
Edward G. Amoroso
Brent D. Baird		✓	Chairman
C. Angela Bontempo	Chair Financial Expert
Robert T. Brady			✓
T. Jefferson Cunningham III				Risk Management Expert
Mark J. Czarnecki
Gary N. Geisel			✓	Risk Management Expert
Richard A. Grossi	✓
John D. Hawke, Jr.				Chairman
Patrick W.E. Hodgson(1)	Financial Expert	✓
Richard G. King(1)	✓
Newton P.S. Merrill
Melinda R. Rich
Robert E. Sadler, Jr.				✓
Denis J. Salamone
Herbert L. Washington	✓
Robert G. Wilmers		Chairman

(1)	Richard G. King passed away on September 23, 2016 and Patrick W.E. Hodgson passed away on December 26, 2016.

Audit Committee

The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review management’s evaluation of the adequacy of M&T’s system of internal controls over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or securities exchange rules. In addition, the Audit Committee serves as the Examining Committee for Wilmington Trust, N.A. and reviews the activities of the Examining Committee of M&T Bank. Ms. Bontempo (Chair) and Messrs. Grossi, Hodgson, King and Washington served as members of the Audit Committee during 2016. Mr. King passed away on September 23, 2016 and Mr. Hodgson passed away on December 26, 2016. Ms. Bontempo and Messrs. Grossi and Washington each currently serve as members. The Audit Committee held six meetings in 2016, including three joint meetings with the Risk Committee.

The Audit Committee is comprised solely of directors who are not officers or employees of M&T and who the Board has determined have the requisite financial literacy to serve on the Audit Committee. In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the NYSE standard of having “accounting or related financial management expertise.” The Board, based upon the recommendation of the NCG Committee, after reviewing all relevant facts and

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circumstances, determined that Ms. Bontempo is an “audit committee financial expert.” Further, the Board determined that no member of the Audit Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE. See “Board Independence” under the section titled “CORPORATE GOVERANCE OF M&T BANK CORPORATION.”

The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee Charter is available on M&T’s website at www.ir.mtb.com/corpgov.cfm.

Executive Committee

The Board of Directors has empowered its Executive Committee to act when the Board of Directors is not in session, during which time the Executive Committee possesses all of the Board’s powers in the management of the business and affairs of M&T Bank Corporation, except as otherwise limited by law. Messrs. Wilmers (Chairman), Baird and Hodgson served as members of the Executive Committee during 2016. Mr. Hodgson passed away on December 26, 2016. Messrs. Wilmers and Baird each currently serve as a member. The Executive Committee did not meet in 2016.

The Executive Committee is governed by a written charter approved by the Board of Directors. The Executive Committee Charter is available on M&T’s website at www.ir.mtb.com/corpgov.cfm.

Nomination, Compensation and Governance Committee

The Nomination, Compensation and Governance Committee is responsible for evaluating the efforts of M&T and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Board of Directors. In addition, the NCG Committee is responsible for administering M&T’s equity compensation plans and awarding grants thereunder. It administers various equity and incentive plans, including the M&T Bank Corporation Annual Executive Incentive Plan, the M&T Bank Corporation 2005 Incentive Compensation Plan, the Directors’ Stock Plan, the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (“Equity Incentive Compensation Plan”) and the M&T Bank Corporation Employee Stock Purchase Plan. The NCG Committee recommends the remuneration and benefits of directors and Section 16 reporting officers of M&T and its subsidiaries. It is also responsible for reviewing with management the Compensation Discussion and Analysis (“CD&A”) and providing a report recommending to the Board of Directors whether such CD&A should be included in the proxy statement. Messrs. Baird (Chairman), Brady and Geisel served as members of the NCG Committee throughout 2016, and each currently serves as a member. The NCG Committee held eight meetings in 2016.

The current Board of Directors of M&T is comprised of persons who were identified as being qualified director candidates by management and the Board of Directors. The NCG Committee considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, our Chief Executive Officer and other executive officers of M&T, and shareholders. In addition, the NCG Committee takes into account any contractual rights that persons or entities have with respect to nominees for director. In evaluating all nominees for director, including those recommended by shareholders, the NCG Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.

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The NCG Committee will consider candidates nominated by shareholders that are properly submitted in writing to M&T’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203 and received no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders. For the 2018 Annual Meeting of Shareholders, M&Ts Corporate Secretary must receive those nominations on or before November 3, 2017.

In considering nominees for director, including those recommended by shareholders, the NCG Committee reviews the qualifications and independence of the potential nominee in light of the composition of the current Board of Directors and its various committees. This assessment includes the potential nominee’s qualification as independent, as well as consideration of diversity, age, skills, experience, tenure, contribution and appropriate geographic balance in the context of the needs of the Board of Directors and its committees.

The NCG Committee is comprised solely of directors who are not officers or employees of M&T. The Board determined that no member of the NCG Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE.

The NCG Committee is governed by a written charter approved by the Board of Directors. The NCG Committee Charter is available on M&T’s website at www.ir.mtb.com/corpgov.cfm.

Risk Committee

The Risk Committee assists the Board of Directors in its oversight of M&T’s risk management function, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the major risks facing M&T. In discharging its duties of risk oversight, the Risk Committee provides input to management on risk appetite, risk profile and regulatory requirements and approves the effectiveness of M&T’s risk management framework. Messrs. Hawke (Chairman), Cunningham, Geisel and Sadler served as members of the Risk Committee throughout 2016, and each currently serves as a member. The Risk Committee held 19 meetings in 2016, including three joint meetings with the Audit Committee.

Regulation YY promulgated by the Federal Reserve Board (“FRB”) in February 2014, requires that publicly traded bank holding companies with total consolidated assets of $50 billion or more must maintain a risk committee chaired by an independent director and by January 1, 2015, include at least one member with experience in identifying, assessing and managing risk exposures of large, complex financial firms commensurate with the company’s structure, risk profile complexity, activities and size. Each year, each member of the Risk Committee completes a questionnaire to assess his qualifications in accordance with the FRB standards. Based upon the responses, Messrs. Cunningham and Geisel met the criteria to qualify as a “risk management expert.” Upon the recommendation of the NCG Committee, the Board appointed Messrs. Cunningham and Geisel as risk management experts of the Risk Committee effective January 1, 2015. Messrs. Cunningham and Geisel were reappointed by the Board as risk management experts of the Risk Committee on April 19, 2016, and continue to serve as the risk management experts.

The Risk Committee is governed by a written charter approved by the Board of Directors. The Risk Committee Charter is available on M&T’s website at www.ir.mtb.com/corpgov.cfm.

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NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Baird (Chairman), Brady and Geisel served as members of the Nomination, Compensation and Governance Committee throughout 2016, and each currently serves as a member. No individual who served as a member of the NCG Committee during 2016 was at any time an officer or employee of M&T or any of its subsidiaries.

The Board of Directors has determined that all members of the NCG Committee are independent and have no financial or personal relationships with M&T requiring disclosure pursuant to SEC rules (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking or other operating subsidiaries as described in this proxy statement).

NAMED EXECUTIVE OFFICERS

Set forth below are the 2016 Named Executive Officers of M&T (the “NEOs”):

Name	Title	Age
Robert G. Wilmers	Chairman and Chief Executive Officer	82
Darren J. King(1)	Executive Vice President and Chief Financial Officer	47
Mark J. Czarnecki(2)	President and Chief Operating Officer	61
Kevin J. Pearson	Executive Vice President	55
Richard S. Gold	Executive Vice President and Chief Risk Officer	56
René F. Jones(1)	Executive Vice President	52

(1)	Mr. King was appointed Chief Financial Officer on May 2, 2016 to succeed Mr. Jones. Mr. Jones assumed the responsibilities overseeing M&T Bank’s Mortgage and Consumer Lending Divisions in addition to his continued oversight of M&T Bank’s Treasury Division and the Wealth and Institutional Services Division.

(2)	Mr. Czarnecki passed away on February 26, 2017.

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STOCK OWNERSHIP INFORMATION

The tables below set forth direct and indirect ownership of common stock and restricted common stock by each of our directors, each of the NEOs, all directors and executive officers as a group, and by each person who is known to be the beneficial owner of more than 5% of M&T’s common stock as of February 28, 2017, together with the percentage of total shares outstanding represented by such ownership.

For purposes of these tables, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act, where, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire the beneficial ownership of the security within 60 days.

Directors and Named Executive Officers Stock Ownership

Name of Beneficial Owner	Number of Shares	Percentage of Class
Edward G. Amoroso	246	(12)
Brent D. Baird	30,439	(12)
C. Angela Bontempo	12,410 (1)	(12)
Robert T. Brady	16,142 (2)	(12)
T. Jefferson Cunningham III	27,544 (3)	(12)
Gary N. Geisel	21,151	(12)
Richard A. Grossi	1,355	(12)
John D. Hawke, Jr.	5,138	(12)
Newton P.S. Merrill	807	(12)
Melinda R. Rich	13,554	(12)
Robert E. Sadler, Jr.	114,971 (4)	(12)
Denis J. Salamone	199,960 (5)(6)	(12)
Herbert L. Washington	11,415 (7)	(12)
Robert G. Wilmers	4,109,829 (8)(9)	2.67%
Darren J. King	58,225 (5)(8)(10)	(12)
Kevin J. Pearson	32,396 (8)	(12)
Richard S. Gold	46,248 (11)	(12)
René F. Jones	48,052	(12)
Current directors and executive officers as a group (27 persons)	4,891,861 (5)(8)	3.18%

(1)	Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.

(2)	Includes 8,000 shares held by a charitable remainder annuity trust of which Mr. Brady and his spouse are co-trustees and of which Mr. Brady’s spouse is the current annuity beneficiary for the lesser of her life or 21 years.

(3)	Includes 16,380 shares held through client accounts at Magnolia Capital Management, Ltd., a registered investment advisory firm of which Mr. Cunningham is the Chief Executive Officer and controlling shareholder and over which he has dispositive and voting powers over such shares. Mr. Cunningham has no pecuniary interest in such shares.

(4)	Includes 26,702 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler. Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it. Also includes 34,993 shares owned by a close relative of Mr. Sadler.

(5)

Includes the following shares subject to options granted under (a) M&T’s incentive compensation plans, and (b) plans of companies acquired by M&T, the obligations of which have been assumed by M&T and converted into options to receive shares of M&T common stock, all of which are currently exercisable or are exercisable within 60 days after February 28, 2017: Mr. King – 19,652 shares; Mr. Salamone – 88,869 shares; and all directors and executive officers as a group – 161,709 shares. Out-of-the-money options are included in the shares presented as

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beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 28, 2017.

(6)	Includes 7,917 shares that have been allocated for the benefit of Mr. Salamone under the Employee Stock Ownership Plan of Hudson City Savings Bank. Also includes 10,000 shares owned by the Salamone Family Foundation, a non-profit corporation, formed by Mr. Salamone. Mr. Salamone is a trustee of the Salamone Family Foundation and holds voting and dispositive power over the shares owned by it.

(7)	Includes 500 shares owned by a close relative of Mr. Washington.

(8)	Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan: Mr. Wilmers – 56,636 shares; Mr. King – 2,159 shares; Mr. Pearson – 2,671 shares; and all directors and executive officers as a group – 73,727 shares. Such individuals retain voting and investment power over their respective shares in the Retirement Savings Plan.

(9)	See footnote (1) to the table set forth below titled “Beneficial Owners Holding More Than 5% of M&T Bank Corporation’s Common Stock.”

(10)	Includes 690 shares held indirectly as custodian for Mr. King’s children.

(11)	Includes 2.116 shares held jointly with a close relative of Mr. Gold. Also includes 17 shares held indirectly as custodian for his son.

(12)	Less than 1%.

M&T Bank Corporation Insider Trading Policy

All of M&T’s directors, officers and employees are subject to M&T’s Insider Trading Policy which prohibits short-term trading in M&T’s securities, including but not limited to, the use of such strategies as exchange-traded options and the use of puts and calls, caps and collars and short sales. This policy effectively serves as an anti-hedging policy.

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The following table sets forth certain information with respect to all persons or groups known by M&T to be the beneficial owners of more than 5% of its outstanding common stock as of February  28, 2017.

Beneficial Owners Holding More Than 5% of M&T Bank Corporation’s Common Stock

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percentage of Class
Robert G. Wilmers and Others:
Mallarme Investments Limited	Commerce House, Wickhams Cay 1 Tortola, British Virgin Islands	3,282,880	2.14%
R.I. REM Investments S.A.	Eskildsen & Eskildsen Calle 50 102 Edifico Universal Planta Baja, Panama	1,230,320	Less than 1%
Interlaken Foundation, Inc.	2711 Centerville Road Suite 400 Wilmington, DE 19808	409,062	Less than 1%
Roche Foundation, Inc.	2711 Centerville Road Suite 400 Wilmington, DE 19808	390,809	Less than 1%
Elisabeth Roche Wilmers	One M&T Plaza, 19th Floor Buffalo, NY 14203	411,273	Less than 1%
Robert G. Wilmers	One M&T Plaza, 19th Floor Buffalo, NY 14203	4,109,829	2.67%
Group Total		9,034,302 (1)	5.88%
Vanguard Group, Inc.	100 Vanguard Blvd. Malvern, PA 19355	13,876,029 (2)	9.02%
FMR LLC	245 Summer Street Boston, MA 02210	10,227,668 (3)	6.65%
BlackRock, Inc.	55 East 52nd Street New York, NY 10055	10,029,769 (4)	6.52%
State Street Corporation	One Lincoln Street Boston, MA 02111	8,200,213 (5)	5.33%

(1)	The members of this group have jointly filed with the SEC a Schedule 13D, as amended, indicating that they constitute a “group” as such term is used in Section 13(d)(3) of the Exchange Act. Each member of the group has indicated in such amended Schedule 13D or otherwise advised M&T that such member has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table. Robert G. Wilmers, Chairman of the Board and Chief Executive Officer of M&T, is also the sole director and President of the Roche Foundation, Inc., and holds sole voting and dispositive power over the shares owned by it. He is also a director and President of the Interlaken Foundation, Inc. and holds voting and dispositive power over the shares owned by it. As to Mr. Wilmers, the shares indicated in the table as being owned by him include the shares owned by the Interlaken Foundation, Inc., the Roche Foundation, Inc., and 400,000 shares owned by a limited liability company of which he is the sole member. See also the footnotes applicable to Mr. Wilmers in the table set forth above titled “Directors and Named Executive Officers Stock Ownership.”

(2)	Vanguard Group, Inc. (“Vanguard”) filed an amended Schedule 13G with the SEC on February 10, 2017 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock. Vanguard reported that it has sole voting power with respect to 238,597 of the indicated shares, shared voting power with respect to 28,537 of the indicated shares, sole dispositive power with respect to 13,611,230 of the indicated shares, and shared dispositive power with respect to 264,799 of the indicated shares.

(3)

FMR LLC (“FMR”) filed an amended Schedule 13G with the SEC on February 14, 2017 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock. FMR reported that

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it has sole voting power with respect to 1,266,205 of the indicated shares and sole dispositive power with respect to all 10,227,668 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of FMR.

(4)	BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC on January 25, 2017 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock. BlackRock reported that it has sole voting power with respect to 8,800,382 of the indicated shares and sole dispositive power with respect to all 10,029,769 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of BlackRock.

(5)	State Street Corporation (“State Street”) filed a Schedule 13G with the SEC on February 8, 2017 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock. State Street reported that it has shared voting power and shared dispositive power with respect to all 8,200,213 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of State Street.

M&T is the sponsor of a number of employee benefit plans that hold an aggregate of 3,420,260 shares of M&T common stock as of February 28, 2017. Its principal banking subsidiary, M&T Bank, has sole voting authority over 1,051,423 of these shares. The remaining 2,368,837 shares of M&T common stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of each such plan. Certain of the directors and executive officers of M&T hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnotes (5) and (8) to the table set forth above titled “Directors and Named Executive Officers Stock Ownership.”

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, M&T’s directors and our Section 16 reporting officers, and persons who beneficially own more than 10% of M&T’s outstanding shares of common stock are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. M&T believes that these filing requirements were satisfied by all of its directors and Section 16 reporting officers during 2016, with the exception of one transaction each that was reported late for Messrs. Darren King, Sadler and Salamone. In making the foregoing statement, M&T relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no additional forms were required to be filed under the applicable rules of the SEC.

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TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Mr. Wilmers is the beneficial owner of a 50% interest in an entity that is unaffiliated with M&T and which owns commercial aircraft that are leased to a commercial aviation service. From time to time, M&T and its subsidiaries chartered certain aircraft from the aviation service for business use by Mr. Wilmers. M&T paid $419,480 to the aviation service for use of the aircraft in 2016. M&T has determined that the fees paid to the aviation service for such business use of the aircraft are fair and competitive.

Mr. Sadler entered into a two-year consulting agreement with M&T effective July 1, 2016, pursuant to which he is paid a consulting fee of $200,000 per year.

Directors and executive officers of M&T and their associates are, and have been, customers of, and have had transactions with the banking and other operating subsidiaries of M&T, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T’s subsidiary banks to such persons and their associates outstanding at any time since January 1, 2016 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the banks or their subsidiaries, and did not involve more than normal risk of collectability or present other unfavorable features.

In accordance with applicable NYSE listing standards, the NCG Committee reviews, approves or ratifies all related party or affiliate transactions between M&T and any of its affiliates, directors, officers and/or employees, or where such persons, directly or indirectly is interested or benefited other than for extensions of credit otherwise covered by policies and procedures governed by FRB Regulation O. The NCG Committee determines whether a particular relationship serves the best interests of M&T and its shareholders and whether the relationship should be continued. In addition, M&T’s Code of Business Conduct and Ethics, which is applicable to our directors, officers, advisors and employees, as well as to our agents and representatives, including consultants, requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of M&T. The Code of Business Conduct and Ethics expects individuals to report any observed illegal or unethical behavior, and provides a retaliation-free reporting mechanism. In addition, as described in “Board Independence” under the section titled “CORPORATE GOVERANCE OF M&T BANK CORPORATION,” such related party or affiliate transactions are considered by the Board of Directors in its review of director independence.

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PROPOSAL 2

ADVISORY, NON-BINDING PROPOSAL TO RECOMMEND THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

On January 25, 2011, the SEC adopted amendments to the Exchange Act and the related regulations that require all U.S. companies to conduct a shareholder advisory vote on executive compensation and a separate shareholder vote to determine how often a company will conduct such shareholder advisory votes. Under this proposal, commonly known as a “say-on-frequency” proposal, you may vote to have a “say-on-pay” vote take place every year (annually), every two years or every three years. You may also choose to abstain.

This “say-on-frequency” proposal gives shareholders the opportunity to vote on the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers through the following resolution:

“RESOLVED, that the highest number of votes cast by the shareholders of M&T Bank Corporation for every one, two or three years as reflected by their votes for each of these alternatives shall be deemed to be the preferred frequency with which M&T Bank Corporation is to hold an advisory vote to approve the compensation of its Named Executive Officers.”

The shareholder vote on this matter is advisory, meaning that it will serve as a recommendation to the Board of Directors, but will not be binding. In addition, shareholders are not being asked to vote to approve or disapprove the Board of Directors’ recommendation, but to recommend the frequency of the say-on-pay vote described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING AN ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY YEAR (ANNUALLY).

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PROPOSAL 3

ADVISORY, NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

M&T Bank Corporation believes that its 2016 compensation policies and practices are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its shareholders, while reducing incentives for unnecessary and excessive risk taking. Our executive compensation programs are described in detail in the sections titled “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.”

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), enacted on July 21, 2010, requires that all U.S. public companies provide their shareholders with an advisory vote on the compensation of their named executive officers. On January 25, 2011, the SEC adopted final rules implementing this requirement. Since M&T’s 2011 Annual Meeting of Shareholders, the Board of Directors has provided an annual shareholder advisory vote on the compensation of M&T’s NEOs.

This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to vote on the overall compensation program of M&T and specifically as it applies to the NEOs through the following resolution:

“RESOLVED, that the 2016 compensation paid to M&T Bank Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

The shareholder vote on this matter is advisory, meaning that it will serve as a recommendation to the Board of Directors, but will not be binding. The NCG Committee will consider the outcome of this vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.

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 COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding the compensation of our Chief Executive Officer (“CEO”) and five other named executive officers (“NEOs”), which include, pursuant to Item 402 of Regulation S-K, all individuals who served as M&T’s principal financial officer (“CFO”) during 2016 and the three most highly compensated executive officers other than the CEO and CFOs. The NEOs are members of our executive leadership team (“Management Group”). For 2016, our NEOs were the following individuals:

Name	Title	Years of Service as of February 28, 2017
Robert G. Wilmers	Chairman Chief Executive Officer	34
Mark J. Czarnecki(1)	President Chief Operating Officer	40
Darren J. King(2)	Executive Vice President Chief Financial Officer (appointment effective May 2, 2016)	16
René F. Jones(2)	Executive Vice President Chief Financial Officer (served as CFO through May 1, 2016) Vice Chairman – M&T Bank	24
Kevin J. Pearson	Executive Vice President Vice Chairman – M&T Bank	27
Richard S. Gold	Executive Vice President Chief Risk Officer (“CRO”) Vice Chairman – M&T Bank	27

(1)	Mr. Czarnecki passed away on February 26, 2017.

(2)	Mr. Jones began the year as M&T’s CFO and served in that capacity through May 1, 2016, at which time he assumed oversight responsibilities of M&T Bank’s Mortgage and Consumer Lending Divisions in addition to his existing oversight responsibilities for the Wealth and Institutional Services Division and M&T Bank’s Treasury Division. Mr. King was appointed CFO effective May 2, 2016.

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Executive Summary

Overview of M&T Bank Corporation

M&T Bank Corporation is a financial holding company that through its subsidiary banks offers a wide range of retail and commercial banking, trust, wealth advisory and investment services to its customers. M&T strives to be the best company our employees work for, the best bank our customers ever do business with, and the best investment our shareholders ever make. Founded in 1856, we celebrated our 160th anniversary as a regional financial services company in 2016. M&T concluded 2016 as one of the 20 largest commercial bank holding companies in the U.S. – with over 775 domestic branches and 1,800 ATMs across our footprint.

M&T’s vision is focused on long-term sustained performance. We strive to consistently maintain a conservative risk profile and a stong financial position.

Dedication to the creation and preservation of shareholder value

Conservative credit standards

Disciplined but opportunistic acquisition strategy

Focus on operating efficiency

162 consecutive quarters without posting a quarterly loss

2016 Performance Results and Executive Compensation Highlights

M&T’s 2016 financial performance substantially met its business plan on several key metrics including net income, earnings per common share (“EPS”), and return on assets. Expenses, however, significantly exceeded plan primarily due to continued investments in technology and the associated increase in compensation and professional services costs. M&T’s total shareholder return (“TSR”) remains in the top quartile of its peer group over the long term (10-, 15- and 20-year periods). As of December 31, 2016, M&T achieved the following:

●	consolidated total assets increased 0.5% to $123.4 billion;
●	total shareholders’ equity rose 2% to $16.5 billion;
●	diluted earnings per share were $7.78, an increase of 8%;
●	net charge-offs totaled $157 million for the year (equal to 0.18% of average loans);
●	received a “Non-Objection” to the 2016 Capital Plan from regulators;
●	completed the conversion of Hudson City Savings Bank; and
●	recognized as the 6th largest Small Business Association lender in the U.S.

The executive compensation actions described on the following pages were taken in January 2017 related to 2016 performance as noted above. Notwithstanding M&T’s moderately strong financial performance, in light of increased expenses, and guided by our commitment to maintain long-term sustained performance and shareholder value, a reduction to the enterprise-wide cash and equity incentive pools was made. M&T’s Management Group recommended and the NCG Committee determined that M&T’s most senior officers should bear the majority of these reductions.

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Compensation Philosophy and Objectives

The objectives of M&T’s executive compensation programs are to attract talented staff, develop leaders and retain executive officers capable of maximizing performance for the benefit of M&T and its shareholders. Our long-standing compensation philosophy is to emphasize long-term equity-based compensation for our NEOs. This philosophy allows us to align our compensation with performance in the following important ways:

●	by explicitly linking the size and type of equity awards to be granted to the NEOs to the year over year performance of M&T;
●	by tying the NEOs’ ultimate realized compensation to the future value of M&T common stock, in alignment with our shareholders;
●	by balancing growth with prudent risk taking, through the use of performance-based restricted stock unit awards (“PSUs”) that only vest once certain levels of performance are met; and
●	through a culture of stock ownership and retention, including in accordance with M&T’s Stock Ownership Guidelines, each NEO has a substantial financial stake tied to the long-term performance of M&T.

Components of Executive Compensation

The components of executive compensation, described below, align with M&T’s philosophy to emphasize long-term equity-based compensation while providing executive compensation that will attract and retain executive officers capable of achieving M&T’s performance objectives.

Compensation Element	Objective	Determination
Base Salary	• Provides conservative pay reflective of an executive’s role, responsibilities and individual performance • Provides a fixed element	• Scope of the executive’s responsibilities • Experience • Internal and external comparison • Past and expected future performance
Short-Term: Cash Incentive	• Provides discretionary annual incentive opportunity generally reflective of overall bank and individual performance

•     Pool funded based on a percent of net operating income (“NOI”).

•     Rewards NEOs based on:

     corporate performance as reflected by financial results (including key metrics such as NOI, EPS, Return on Tangible Common Equity (“ROTCE”) and TSR)

     achievement of annual performance objectives (financial and non-financial)

     risk management and adherence to risk appetite

     other key initiatives for the year

Long-Term: Equity-Based Incentive

•     Provides discretionary equity-based incentive opportunity generally reflective of overall bank and individual performance

•     Aligns executives with the goal of sustained long-term shareholder value

•     Provides strong retention tool

•     All equity-based incentives awarded to NEOs are in the form of PSUs. PSUs awarded:

     have restrictions that will lapse equally over a three-year period beginning on the grant date if the ROTCE hurdle rate is met for each vesting period

•     the ROTCE hurdle rate is established by the NCG Committee prior to the annual grant date will receive dividend equivalent payments if and when dividends are paid on the common stock do not have voting rights during the restricted period

•     Rewards NEOs based on a review of the following factors:

     corporate performance relative to peers

     absolute corporate performance for the immediately preceding year relative to the business plan

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Roles and Responsibilities

M&T’s executive compensation programs are administered through the joint efforts of various constituents in an effort to ensure sound governance over compensation determinations.

Role of the NCG Committee

The NCG Committee is responsible for determining the compensation of the NEOs and then reviews such determinations with the full Board of Directors. As discussed below, in determining the amount and mix of compensation to be paid to each NEO, the NCG Committee reviews the compensation levels of the NEOs relative to a group of commercial banking peers and considers the financial performance of M&T relative to that peer group as well as certain other factors, including M&T’s performance and relative shareholder return, compensation mix strategy, risk management and individual and corporate performance.

The NCG Committee’s responsibilities include:

●	annually reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals and objectives;
●	annually reviewing and approving the base salaries and annual incentive opportunities of the NEOs;
●	annually reviewing and approving equity award opportunities of the NEOs; and
●	determining and approving the overall total direct compensation (“TDC”) determinations for the NEOs.

Additionally, the NCG Committee receives annual reports from the CFO and CRO regarding M&T’s financial performance and risk management performance, respectively, prior to finalizing TDC for the NEOs. The following table provides an overview of the executive compensation and governance related responsibilities of the NCG Committee. The NCG Committee’s independent compensation consultant participates in the meetings throughout the year, as requested.

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Role of Independent Compensation Consultant

In 2016, the NCG Committee continued to retain the services of McLagan, an Aon Hewitt company. McLagan’s role is to provide analysis and advice to the NCG Committee relative to the amount and form of executive compensation, attend NCG Committee meetings, as requested, and advise the NCG Committee on market trends, regulatory issues and other developments that may impact M&T’s executive compensation programs. In 2016, McLagan performed the following services for the NCG Committee:

●	reviewed the peer group used for compensation benchmarking for the NEOs;
●	conducted detailed market analysis on executive compensation relative to our peer group, including all elements of TDC, and advised on general industry pay practices;
●	advised the NCG Committee on setting NEO base salaries, annual cash incentives and long-term incentives, including the reasonableness of the levels of such compensation; and
●	advised the NCG Committee on regulatory issues which primarily focused on the Dodd-Frank Act.

M&T also engaged McLagan to provide additional services. Specifically, McLagan provided compensation consulting services and compensation survey information to management during 2016 in

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an amount that did not exceed $120,000. Management engaged McLagan for these services after consultation with the NCG Committee. The NCG Committee determined that, based on an assessment of NYSE factors, McLagan was independent and that engagement of McLagan did not present any conflicts of interest. McLagan also determined that it was independent from our management and confirmed this in a written statement delivered to the NCG Committee.

Role of the Chief Executive Officer and the President

The Chief Executive Officer and the President provide a performance assessment for the members of Management Group (including the other NEOs) and make compensation recommendations to the NCG Committee in this regard. Ultimate decision-making authority for the compensation determinations for all NEOs, including the Chief Executive Officer and the President, however, lies solely with the NCG Committee.

Peer Group

On an annual basis, the NCG Committee compares compensation levels for each of the NEOs and M&T’s financial performance to a group of commercial banking institutions of similar business makeup, size and geographic reach. M&T selected the nine commercial banking companies listed below using the group of U.S. based commercial bank holding companies having assets between $50 billion and $250 billion as of December 31, 2015, and removing those that had a significantly dissimilar business mix, or had a substantial international presence:

BB&T Corporation (BBT)

Comerica Incorporated (CMA)

Fifth Third Bancorp (FITB)

Huntington Bancshares Incorporated (HBAN)

KeyCorp (KEY)

PNC Financial Services Group, Inc. (PNC)

Regions Financial Corporation (RF)

SunTrust Banks, Inc. (STI)

Zions Bancorporation (ZION)

The 2016 peer group is unchanged from 2015 and continues to include PNC Financial Services Group, Inc., notwithstanding the fact that it is outside the asset size criterion, due to its similar business makeup and presence in many of the markets where M&T Bank conducts commercial banking activities.

Benchmarking

Based on the analysis performed by McLagan in 2016 (using compensation paid during the 2015 performance year), the TDC of the NEOs relative to comparable executives employed by members of the peer group are as follows:

●	TDC for Messrs. Wilmers, King and Jones was in the bottom quartile;
●	TDC for Messrs. Czarnecki and Pearson was approaching the median; and
●	TDC for Mr. Gold was slightly above the 75th percentile.

We provide a brief explanation of the factors used to determine each component of the NEOs’ compensation in the sections that follow.

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Consideration of Shareholder Advisory Vote on Executive Compensation

The NCG Committee views the shareholder vote on executive compensation as an important expression of whether its shareholders agree with the NCG Committee’s decisions on aligning compensation with performance, particularly long-term performance. In connection with the shareholder advisory vote at the 2016 Annual Meeting of Shareholders, 97.8% of the shares that were voted on that matter approved of the compensation of the NEOs. The NCG Committee considered this to be a strong indication that other shareholders believe that the NEOs’ compensation is aligned with the performance of M&T.

2016 Compensation Determinations

Factors Considered in Making Determinations

Consistent with M&T’s philosophy of aligning NEO compensation with the interest of shareholders and in effort to align with the Interagency Guidance on Sound Incentive Compensation Policies, the NCG Committee historically tended to award a relatively higher percentage of compensation in the form of stock-based compensation than members of the peer group.

The NCG Committee has traditionally based its compensation decisions on quantitative and qualitative measures, including net income, EPS, return on assets, various capital ratios, composition of earnings, asset quality relative to the banking industry, responsiveness to the economic environment, achievement of business plans, and TSR. The NCG Committee assessed the performance of each NEO in light of the business plan and relative to the performance of the firms in the peer group, the details of which are set forth under the heading “Individual Performance Assessments.”

The NCG Committee considers a number of factors specific to each executive’s role when determining the amount and mix of compensation to be paid. These factors are briefly summarized in the table below:

Executive Officer	Factors Included Among NCG Committee Considerations
CEO	The NCG Committee, in consultation with the independent compensation consultant, determines the compensation for the CEO based upon its review of various corporate goals and objectives, consisting primarily of management’s annual business plan, which is approved by the Board of Directors.
NEOs other than the CEO	Recommendations of the CEO and the President and other applicable members of Management Group, in consultation with the independent compensation consultant, and an assessment of individual performance.
All NEOs	Financial performance of M&T (on a “net operating” basis, as defined by M&T) over the most recent fiscal year and prior years;
Achievement of M&T, compared to its corporate, financial, strategic and operational objectives and business plans, and compared to the performance of the peer group firms;
Cumulative shareholder return;
Performance relative to risk management objectives; and
Compensation of comparable executives at the peer group firms.

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Individual Performance Assessments

Robert G. Wilmers
Chairman Chief Executive Officer	As Chairman and Chief Executive Officer, Mr. Wilmers is responsible for M&T’s overall financial performance. M&T substantially achieved its annual business plan for 2016 despite a difficult expense environment. Mr. Wilmers’ continued focus on, and accountability to M&T’s key priorities has allowed M&T to continue to strengthen its risk management program, optimize its business model and to grow across its expanding footprint.

Mark J. Czarnecki
President Chief Operating Officer	While serving as President and Chief Operating Officer, Mr. Czarnecki was responsible for the day-to-day management of M&T. He shared accountability with Mr. Wilmers for the overall financial results of M&T as well as achievement of the key priorities. M&T substantially achieved its annual business plan for 2016 despite a difficult expense environment. Mr. Czarnecki passed away on February 26, 2017.

Darren J. King
Executive Vice President Chief Financial Officer	Effective May 2, 2016, Mr. King assumed the role of Chief Financial Officer. Mr. King was instrumental in maintaining M&T’s strong (compared to the peer group) net income growth and EPS growth. He was also instrumental in maintaining the strong expense management focus at M&T.

René F. Jones
Executive Vice President Vice Chairman – M&T Bank	While serving as Chief Financial Officer, Mr. Jones continued to lead M&T’s efforts to strengthen its capital planning practices in response to regulatory changes. He also continued to provide strategic oversight of the Wealth and Institutional Services Division and M&T Bank’s Treasury Division. Effective May 2, 2016, Mr. Jones ceased serving as CFO and expanded his oversight role to include M&T Bank’s Mortgage and Consumer Lending Divisions.

Kevin J. Pearson
Executive Vice President Vice Chairman – M&T Bank	As Vice Chairman, Mr. Pearson provides strategic oversight of M&T Bank’s Commercial Banking Division and Credit Division. Under his leadership, M&T maintained its strong credit quality in 2016 and strong credit performance relative to the peer group.

Richard S. Gold
Executive Vice President Chief Risk Officer Vice Chairman – M&T Bank	As Chief Risk Officer, Mr. Gold is responsible for overseeing M&T’s governance and strategy for risk management, as well as relationships with key regulators and supervisory agencies. Under his leadership, M&T has made continuous progress in the advancement of its enterprise-wide risk management framework, including substantial enhancements to its Bank Secrecy Act, Anti-Money Laundering, and Office of Foreign Assets Control regulatory compliance program.

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Base Salary

The NCG Committee made base salary determinations for 2016 for the NEOs in January 2016. At that time, given M&T’s performance in 2015 compared to both that of the peer group and its business plan, the individual performance of each of the NEOs and the completion of the merger and forthcoming conversion of Hudson City Savings Bank, the NCG Committee determined that the base salaries for the NEOs should be as follows:

Named Executive Officer	2016 Base Salary	2015 Base Salary		Percentage Change
Robert G. Wilmers	$950,000	$950,000		0.0%
Mark J. Czarnecki	$900,000	$900,000		0.0%
Darren J. King	$600,000	$-	(1)	-
René F. Jones	$725,000	$700,000		3.6%
Kevin J. Pearson	$725,000	$675,000		7.4%
Richard S. Gold	$725,000	$675,000		7.4%

(1)	Mr. King became an NEO on May 2, 2016 when he was appointed CFO.

Annual Cash Incentives

The NEOs participate in annual cash incentive plans that provide for discretionary grants of cash awards to the NEOs as determined by the NCG Committee. Due to the discretionary structure of the plans, the NEOs do not have, and historically have not had, target levels of awards or stated goals and payout levels under those plans. Consequently, the NCG Committee considered the following factors in making the award determinations in January 2017 for 2016 performance:

●	the performance of M&T during 2016 relative to its business plan and relative to the peer group used for performance purposes;
●	the contribution of each of the NEOs to that performance; and
●	effective risk management and adherence to M&T’s risk appetite statement.

Based upon these factors and the determination to reduce the cash incentive pool, the NCG Committee determined that it was appropriate to award each of the NEOs a cash incentive for 2016 performance as follows:

Named Executive Officer	Bonus Paid in 2017 for 2016 Performance	Bonus Paid in 2016 for 2015 Performance		Percentage Change
Robert G. Wilmers	$340,000	$425,000		(20%)
Mark J. Czarnecki	$340,000	$425,000		(20%)
Darren J. King	$400,000	$-	(1)	-
René F. Jones	$380,000	$475,000		(20%)
Kevin J. Pearson	$400,000	$500,000		(20%)
Richard S. Gold	$380,000	$475,000		(20%)

(1)	Mr. King became an NEO on May 2, 2016 when he was appointed CFO.

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Equity-Based Incentives

Also consistent with its philosophy of linking compensation to M&T’s performance for the benefit of M&T’s shareholders, M&T provides long-term incentive opportunities to its executive officers through discretionary grants of equity-based compensation under the Equity Incentive Compensation Plan. The NCG Committee determines the dollar value of equity awards to be made to the NEOs at its meeting in January of each year. Following that meeting, the equity awards are granted on the last business day of January. In making grants of equity awards, the NCG Committee generally assesses the following factors over a three-year period or longer:

●	the performance of M&T relative to prior years; and
●	the performance of M&T for the immediately preceding year relative to its business plan and the peer group used for performance purposes.

The equity awards were in the form of PSUs to be settled in stock and were granted on January 31, 2017, January 29, 2016 and January 30, 2015, respectively, in accordance with the Equity Incentive Compensation Plan.

Named Executive Officer	2017 Equity Awards	2016 Equity Awards	Percentage Change 2017 vs. 2016	2015 Equity Awards	Percentage Change 2016 vs. 2015
Robert G. Wilmers	$1,457,000	$1,675,000	(13.0%)	$1,675,000	0.0%
Mark J. Czarnecki	$1,457,000	$1,675,000	(13.0%)	$1,675,000	0.0%
Darren J. King	$750,000	$750,000	0.0%	$-	- (1)
René F. Jones	$1,044,000	$1,200,000	(13.0%)	$1,175,000	2.1%
Kevin J. Pearson	$1,109,000	$1,275,000	(13.0%)	$1,175,000	8.5%
Richard S. Gold	$1,044,000	$1,200,000	(13.0%)	$1,175,000	2.1%

(1)	Mr. King became an NEO on May 2, 2016 when he was appointed CFO.

Perquisites

Generally, M&T provides limited perquisites to its NEOs. The perquisites that are provided are designed to assist NEOs in being productive and are limited to those that management and the NCG Committee believe are consistent with M&T’s overall compensation philosophy. Given the importance of developing business relationships for M&T’s success, the NEOs are reimbursed for certain initiation fees and dues they incur for club memberships deemed advisable for business purposes, tax preparation, parking and meals.

Retirement and Other Benefits

M&T maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan. Each of the NEOs participates in the defined benefit plan, except for Messrs. Jones and King, who have elected to have their benefit under the defined contribution plan. Messrs. Jones and King made this election pursuant to a one-time election that was offered to all participants in the defined benefit plan in late 2005 to remain in the defined benefit plan and earn future benefits under a new reduced benefit formula or to retain the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan beginning January 1, 2006.

In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the NEOs in order to make up for benefits that cannot

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otherwise be provided in the qualified plan due to Internal Revenue Service limits; however, total compensation recognized for this purpose is capped at $350,000. The nonqualified plans are not funded, except as benefits are actually paid to executive officers upon retirement. Additional information regarding these retirement plans and arrangements is provided in the sections titled “Pension Benefits” and “Nonqualified Deferred Compensation.”

M&T does not believe it is appropriate to provide the NEOs with severance packages beyond what is provided to employees of M&T, generally. Consequently, the NEOs have historically participated in the M&T Bank Corporation Severance Pay Plan (“Severance Pay Plan”), which provides for post-employment severance payments that are tiered based upon an employee’s position and years of service, and the continuation of certain employee benefits. Upon a “Qualifying Event” (defined in the Severance Pay Plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), a NEO would be entitled to benefits under the Severance Pay Plan.

Other than benefits that are generally available to employees, M&T does not maintain any individual severance or change-in-control arrangements. M&T’s compensation plans do not contain payments or benefits to NEOs that are specifically triggered by a change-in-control, except that M&T’s Equity Incentive Compensation Plan provides that, upon a change-in-control, all employees, including the NEOs, would become fully vested in any outstanding awards that were not already vested. M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers and other employees with equity incentives is to align their interests with those of M&T’s shareholders and that this alignment should be enhanced, not weakened, in the context of a change-in-control. Accelerating the vesting of equity-based compensation upon a change-in-control allows employees the same opportunity as other shareholders to sell shares freely following the completion of the transaction and realize the economic benefits of such transaction, without forcing them to be exposed to the post-closing performance of the acquirer.

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Summary of Executive Compensation Determinations Made in January 2017

The supplemental chart below shows the mix of annual base salary, annual cash incentive and equity awards approved by the NCG Committee for each NEO in January 2017:

The NCG Committee made base salary determinations for 2017 for the NEOs in January 2017. Given M&T’s performance in 2016, compared to both that of the peer group and its business plan, the salaries of M&T’s NEOs relative to our peer group and the individual performance of each of the NEOs as discussed above, the NCG Committee determined that the salaries for the CEO and other NEOs should be increased for 2017 as follows:

Named Executive Officer	2017 Base Salary	2016 Base Salary	Change	Percentage Change
Robert G. Wilmers	$975,000	$950,000	$25,000	2.6%
Mark J. Czarnecki	$925,000	$900,000	$25,000	2.8%
Darren J. King	$650,000	$600,000	$50,000	8.3%
René F. Jones	$745,000	$725,000	$20,000	2.8%
Kevin J. Pearson	$745,000	$725,000	$20,000	2.8%
Richard S. Gold	$745,000	$725,000	$20,000	2.8%

Notwithstanding M&T’s moderately strong financial performance and the achievements of the NEOs as described above, incentive compensation pools for 2016 were reduced due to elevated expenses. The decision was made to have executives bear the burden of these reductions. Therefore, TDC for each NEO in 2017, when compared to TDC in 2016, resulted in a decrease of 9.1% and 9.3% for Messrs. Wilmers and Czarnecki, respectively, a decrease of 9.8% for Mr. Pearson and a decrease of 9.6% for each of Messrs. Jones and Gold.

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Sound Compensation and Governance Practices

M&T’s executive compensation programs are managed in consideration of the Interagency Guidance on Sound Incentive Compensation Policies and other regulatory requirements. In light of these requirements, M&T has adopted certain governance practices, which are more fully described below.

Stock Ownership Guidelines

M&T’s philosophy has been to foster a culture for its NEOs to acquire and retain M&T common stock. However, M&T implemented formal Stock Ownership Guidelines for our Management Group in order to further align the interests of our executive officers with those of our shareholders. The Stock Ownership Guidelines mandate that executive officers own a significant amount of common stock measured as a multiple of base salary as follows (see table set forth above titled “Directors and Named Executive Officers Stock Ownership” for the actual number of shares owned by the NEOs, which far exceed these guidelines):

●	Chairman and Chief Executive Officer – five times annualized base salary;
●	other NEOs – three times annualized base salary; and
●	other members of Management Group – two times annualized base salary.

M&T requires its executive officers to achieve the targeted stock ownership levels within five years of being promoted or named to the applicable executive officer position, or the effective date of the Stock Ownership Guidelines, whichever is later. Shares counted toward these guidelines include any shares held by the executive directly or through a broker, shares held through an M&T Retirement Savings Plan, and shares held as restricted stock, restricted stock units, or restricted stock awards, whether vested or unvested. Unexercised stock options do not count. If a Management Group member fails to meet the requirements of this policy, the individual must hold all shares acquired from stock option exercises and restricted stock grants, net of shares withheld for taxes or payment of exercise price, until they meet the holding requirement of the Stock Ownership Guidelines. As of the date of this proxy statement, all Management Group members are in compliance with the Stock Ownership Guidelines.

Forfeiture Policy

M&T’s Forfeiture Policy sets forth the circumstances under which the NCG Committee may cause a downward adjustment in current year compensation as well as cause all or part of unvested equity awards to be cancelled. Such circumstances include, but are not limited to, action or inaction on the part of an employee that results in a significant loss event (either to M&T as a whole or to a significant business line), a restatement of the financial statements due to material noncompliance with applicable financial reporting requirements, or a violation of M&T’s risk policies or procedures.

Discretionary Incentive Award Guidelines

Notwithstanding the discretionary nature of the incentive awards granted to the NEOs, M&T formalized guidelines that are to be considered when making incentive award determinations in order to strengthen the link between such awards and M&T’s performance, including creation of shareholder value, as well as consideration of risk management metrics.

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Incentive Compensation Governance

M&T works continuously to ensure effective controls are in place for its incentive compensation programs. As part of M&T’s enhanced enterprise risk framework, control functions, including Human Resources, Finance, Compliance, Legal, Internal Audit, and Risk Management, are actively involved in the oversight of M&T’s incentive compensation programs. In addition, M&T’s CRO meets with the NCG Committee to discuss M&T’s risk scorecard, which details the CRO’s assessment of risk management at M&T.

Active and effective oversight of M&T’s incentive compensation practices is also provided by the NCG Committee. The NCG Committee is responsible for maintaining M&T’s Forfeiture Policy and determining the appropriate pay mix and total compensation for M&T’s NEOs. Additionally, the NCG Committee is responsible for establishing the appropriate performance measure for PSUs. The NCG Committee shares one member with the Risk Committee which helps to ensure the prioritization of risk management matters in incentive compensation determinations.

Enhanced Ability to Adjust Compensation in the Event of an Adverse Risk Outcome

Working together, the components of the executive compensation programs continue to drive alignment of our NEOs’ interests with those of our shareholders, are consistent with the safety and soundness of M&T, and provide an enhanced ability to account for the duration of risks and adjust compensation in the event of adverse risk outcomes.

Tax Matters

Internal Revenue Code Section 162(m) and related regulations generally impose a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation, subject to certain exceptions. One exception is for “performance-based compensation” paid under shareholder approved plans. The executive officers to whom Section 162(m) applies includes M&T’s Chief Executive Officer and the next three most highly compensated executive officers (other than the Chief Financial Officer). The PSUs that were awarded to Messrs. Wilmers, Czarnecki, Pearson and Gold in January 2016 and January 2017, and the PSUs that were awarded to Mr. Jones in January 2017 are intended to be deductible under Section 162(m) pursuant to the performance-based compensation exception. However, equity awards granted to Messrs. Wilmers, Czarnecki, Pearson and Gold prior to January 2014 did not meet the performance-based compensation exception under Section 162(m) such that the compensation received by these individuals related to the portion of those equity awards that vested during 2016 is non-deductible compensation. The cash incentive awards paid to the NEOs in 2016 and 2017 are also intended to be structured to provide for payments to the NEOs (except for the CFO) that would be deductible under Section 162(m) pursuant to this exception. While the NCG Committee considers the desirability of limiting M&T’s non-deductible expenses as one factor when it makes compensation determinations, the NCG Committee believes in preserving its ability to award compensation to the NEOs that is not deductible under Section 162(m) for competitive purposes when it is in the best interest of M&T, although the NCG Committee has taken action in recent years to maximize the deductibility of compensation awarded to the NEOs as performance-based compensation.

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NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Nomination, Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Nomination, Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report was adopted on February 22, 2017 by the Nomination, Compensation and Governance Committee of the Board of Directors:

Brent D. Baird, Chairman

Robert T. Brady

Gary N. Geisel

EXECUTIVE COMPENSATION

The following table contains information concerning the compensation of M&T’s NEOs in the fiscal years ended December 31, 2016, 2015, and 2014.

2016 Summary Compensation Table

Name and Principal Position	Yr.	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non- Equity In- centive Plan Comp. ($)	Change in Pension Value and Non- Qualified Deferred Comp. Earnings(2) ($)	All Other Comp.(3) ($)		Total ($)
Robert G. Wilmers	2016	$950,000	$340,000	$1,675,067	$-	$-	$352,353	$183,987	(4)	$3,501,407
Principal Executive Officer	2015	950,000	425,000	1,675,107	-	-	460,688	184,655		3,695,450
	2014	950,000	425,000	1,675,103	-	-	989,767	183,549		4,223,419	(10)
Darren J. King(11)	2016	$600,000	$400,000	$750,105	$-	$-	$5,795	$85,763	(5)	$1,841,663
Principal Financial Officer	2015	-	-	-	-	-	-	-		-
	2014	-	-	-	-	-	-	-		-
René F. Jones(11)	2016	$725,000	$380,000	$1,200,081	$-	$-	$14,200	$131,589	(6)	$2,450,870
Executive Vice President	2015	700,000	475,000	1,175,053	-	-	-	136,898		2,486,951
	2014	625,000	375,000	1,175,092	-	-	56,870	129,914		2,361,876	(10)
Mark J. Czarnecki(12)	2016	$900,000	$340,000	$1,675,067	$-	$-	$121,080	$179,939	(7)	$3,216,086
President	2015	900,000	425,000	1,675,107	-	-	57,630	247,787		3,305,524
Chief Operating Officer	2014	900,000	425,000	1,675,103	-	-	342,579	168,847		3,511,529	(10)
Kevin J. Pearson	2016	$725,000	$400,000	$1,275,003	$-	$-	$92,460	$377,229	(8)	$2,869,692
Executive Vice President	2015	675,000	500,000	1,175,053	-	-	32,680	114,903		2,497,636
	2014	625,000	400,000	1,175,092	-	-	228,325	112,887		2,541,304	(10)
Richard S. Gold	2016	$725,000	$380,000	$1,200,081	$-	$-	$88,348	$104,715	(9)	$2,498,144
Executive Vice President	2015	675,000	475,000	1,175,053	-	-	36,809	101,362		2,463,224
Chief Risk Officer	2014	650,000	400,000	800,084	-	-	208,484	91,851		2,150,419	(10)

(1)	The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs. The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

(2)

This column includes the aggregate positive change in actuarial present value of each NEO’s accumulated benefit under the M&T Bank Corporation Pension Plan (“Qualified Pension Plan”) and M&T Bank Corporation

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Supplemental Pension Plan (“Supplemental Pension Plan”). In accordance with SEC rules, to the extent the aggregate change in present value of all defined benefit plans for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the “Total” column has not been adjusted to reflect the negative amount. The assumptions used to calculate the present value of accumulated benefits are the same as those used for Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation-Retirement Benefits (“FASB ASC Topic 715”) financial statement disclosure purposes, except that no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2016 is calculated assuming the executive commences his accrued benefit earned through December 31, 2016 at normal retirement age. For the December 31, 2015 and 2014 calculations, the mortality assumption beginning at normal retirement age is based upon the Pension Plan Mortality Table (“RP-2014”) and generational projection using Mortality Improvement Scale (“MP-2014”) that were released by the Society of Actuaries in 2014. For the December 31, 2016 calculations, the mortality assumption beginning at normal retirement age is based on RP-2014 (base year 2006) and generational projection using scale MP-2016.

The discount rate assumption is 4.00% for the December 31, 2014 calculations, 4.25% for the December 31, 2015 calculations and 4.00% for the December 31, 2016 calculations.

Normal retirement age is age 65 for all participants. Mr. Wilmers is older than age 65; therefore, he is assumed to retire at his current age. It is assumed that the participants will elect the single life annuity form.

Mr. Wilmers’, qualified benefit will need to be evaluated at his actual retirement date. His total benefit will stay the same, but the proportions of the benefit paid from the qualified and nonqualified plans may change at actual retirement.

(3)	This column includes for each NEO: (i) an $11,925 contribution in 2016 to the M&T Bank Corporation Retirement Savings Plan (“Retirement Savings Plan”), a qualified defined contribution plan; and (ii) a $3,825 credit under the M&T Bank Corporation Supplemental Retirement Savings Plan (“Supplemental Retirement Savings Plan”). It also includes, for Mr. Jones: (i) a $13,250 contribution to the Retirement Accumulation Account portion of the Retirement Savings Plan, a tax-qualified defined contribution plan (“Qualified RAA”); and (ii) a $4,250 credit under the Supplemental Retirement Accumulation Account portion of the Supplemental Retirement Savings Plan (“Supplemental RAA”) earned in 2016; and for Mr. King: (i) a $11,262.50 contribution to the Qualified RAA; and (ii) a $3,613 credit under the Supplemental RAA earned in 2016. It also includes the following insurance premiums paid in 2016 in respect of term life insurance for the benefit of each of the NEOs: Mr. Wilmers - $10,506; Mr. King - $810; Mr. Jones - $2,622; Mr. Czarnecki - $7,524; Mr. Pearson - $4,902; and Mr. Gold - $1,486. It further includes dividends and dividend equivalents on unvested restricted stock and restricted stock units for 2106, 2015, and 2014 as follows: Mr. Wilmers - $107,841; Mr. King - $36,020; Mr. Jones - $75,610; Mr. Czarnecki - $107,951; Mr. Pearson - $76,848; and Mr. Gold - $65,656.

(4)	Perquisites for Mr. Wilmers included club membership dues and expenses, parking, meals and expenses associated with an apartment in Buffalo, New York. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Wilmers.

(5)	Perquisites for Mr. King included club membership dues and expenses, tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. King.

(6)	Perquisites for Mr. Jones included club membership dues and expenses, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Jones.

(7)	Perquisites for Mr. Czarnecki included club membership dues and expenses, tax preparation expenses, parking, meals and travel for medical care. In 2016, Mr. Czarnecki had country club membership dues paid in the amount of $26,414; no other perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Czarnecki.

(8)	Perquisites for Mr. Pearson included tax preparation expenses, parking meals, and relocation expenses. In 2016 Mr. Pearson had relocation expenses and tax gross up expenses totaling $267,000. No other perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Pearson.

(9)	Perquisites for Mr. Gold included club membership dues and expenses, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Gold.

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(10)	In 2014, the total compensation of M&T’s NEOs was impacted by certain changes in the assumptions underlying the calculation of the change in pension value and nonqualified deferred compensation earnings, including new mortality tables as set forth in more detail in footnote (2).

(11)	Mr. King assumed the role of CFO from Mr. Jones on May 2, 2016.

(12)	Mr. Czarnecki passed away on February 26, 2017.

Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2016.

2016 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
		Threshold	Target	Max.	Threshold	Target	Max.
Robert G. Wilmers	1/29/16	$-	$-	$-	-	-	-	15,203	-	$-	$1,675,067	(2)
Darren J. King	1/29/16	$-	$-	$-	-	-	-	6,808	-	$-	$750,105	(3)
René F. Jones	1/29/16	$-	$-	$-	-	-	-	10,892	-	$-	$1,200,081	(3)
Mark J. Czarnecki	1/29/16	$-	$-	$-	-	-	-	15,203	-	$-	$1,675,067	(2)
Kevin J. Pearson	1/29/16	$-	$-	$-	-	-	-	11,572	-	$-	$1,275,003	(2)
Richard S. Gold	1/29/16	$-	$-	$-	-	-	-	10,892	-	$-	$1,200,081	(2)

(1)	The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs in 2016. The grant date fair values are calculated in accordance with FASB ASC Topic 718.

(2)	Vesting of the stock awards granted to Messrs. Wilmers, Czarnecki, Pearson and Gold in 2016 are scheduled to occur on a graduated basis with 33% vesting on January 29, 2017, an additional 33% vesting on January 29, 2018 and the remaining 34% vesting on January 29, 2019. Each vesting is contingent upon M&T achieving a pre-established net operating ROTCE metric (“Performance Requirement”). If the Performance Requirement is not satisfied for a given period, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement or a change-in-control. In the case of the stock awards granted to Messrs. Wilmers, Czarnecki, Pearson and Gold in 2016, termination of employment as a result of death, disability or change-in-control results in immediate vesting of any unvested portion of the award. As such, the portion of Mr. Czarnecki’s award described above that remained unvested on the date of his death accelerated and vested as of February 27, 2017. Termination of employment as a result of retirement also results in accelerated vesting of any unvested portion of the award on the next scheduled vesting date, but only if the Performance Requirement is met for the performance period in which retirement occurs. If the Performance Requirement is not met for the performance period in which retirement occurs, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee. The portion of the stock award that is scheduled to vest in any performance period following retirement will vest if the Performance Requirement is met for that performance period, or, if the Performance Requirement is not met for that performance period, will not vest and will be forfeited unless otherwise determined by the NCG Committee.

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(3)	Vesting of the stock awards granted to Messrs. King and Jones in 2016 occurs on a graduated basis with 33% vesting on January 29, 2017, an additional 33% vesting on January 29, 2018 and the remaining 34% vesting on January 29, 2019. Each vesting is contingent on M&T achieving a pre-established ROTCE. If the Performance Requirement is not satisfied for a given period, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement or a change-in-control.

Outstanding Equity Awards at Fiscal Year-End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2016 for the NEOs.

Outstanding Equity Awards at 2016 Fiscal Year-End

Option Awards					Stock Awards
Name	Number of Securities Underlying Un-exercised Options Exercisable (#)	Number of Securities Underlying Un- exercised Options Un- exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Un- exercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert G. Wilmers						37,501	$5,866,281	$-	$-
Darren J. King	9,969			$121.31	1/31/17	-	$-	$-	$-
	19,652			38.91	1/30/19	-	-	-	-
						12,727	1,990,885	-	-
René F. Jones						26,404	$4,130,378	$-	$-
Mark J. Czarnecki						37,637	$5,887,556	$-	$-
Kevin J. Pearson						26,974	$4,219,543	$-	$-
Richard S. Gold						23,596	$3,691,122	$-	$-

(1)	From 2009 until August 21, 2012, M&T’s compensation programs were subjected to certain restrictions on executive compensation pursuant to the rules governing executive compensation applicable to financial institutions that received investments from the U.S. Department of the Treasury pursuant to the Troubled Asset Relief Program (“TARP”). Vesting of the TARP awards granted to the NEOs in 2013 occurs on a graduated basis with 30% vesting on the second anniversary of the grant date, an additional 30% vesting on the third anniversary of the grant date, and the remaining 40% vesting on the fourth anniversary of the grant date. Vesting of the non-TARP stock awards granted to the NEOs in 2013 occurs on a graduated basis with 10% vesting on the first anniversary of the grant date, an additional 20% vesting on the second anniversary of the grant date, an additional 30% vesting on the third anniversary of the grant date, and the remaining 40% vesting on the fourth anniversary of the grant date. Vesting of the stock awards granted to the NEOs in 2014 and 2015 occurs on a graduated basis with 33% of the award vesting on the first anniversary of the grant date, an additional 33% of the award vesting on the second anniversary of the grant date, and the remaining 34% of the award vesting on the third anniversary of the grant date. See footnotes (2) and (3) to the table set forth above titled “2016 Grants of Plan-Based Awards” for the vesting schedule of the stock awards granted to the NEOs in 2016. See the below chart for more detailed information concerning the number of outstanding shares from each unvested restricted stock award and their corresponding vesting dates. Note that the Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement or a change-in-control. As such, the portion of Mr. Czarnecki’s awards that remained unvested on the date of his death as described below accelerated and vested as of February 27, 2017.

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Name	Grant Date	Shares or Units Granted	Shares or Units Not Vested	Remaining Vesting Dates
Robert G. Wilmers	1/31/13	5,746	2,299	1/31/17
	1/31/13	12,806	5,122	1/31/17
	1/31/14	15,022	5,008	1/31/17
	1/30/15	14,803	4,934	1/31/17
			4,935	1/31/18
	1/29/16	15,203	5,067	1/29/17
			5,068	1/29/18
			5,068	1/29/19
Darren J. King	1/31/14	5,381	1,794	1/31/17
	1/30/15	6,186	2,062	1/30/17
			2,063	1/30/18
	1/29/16	6,808	2,269	1/29/17
			2,269	1/29/18
			2,270	1/29/19
René F. Jones	1/31/13	3,701	1,481	1/31/17
	1/31/13	8,989	3,595	1/31/17
	1/31/14	10,538	3,513	1/31/17
	1/30/15	10,384	3,461	1/31/17
			3,462	1/31/18
	1/29/16	10,892	3,630	1/29/17
			3,631	1/29/18
			3,631	1/29/19
Mark J. Czarnecki	1/31/13	5,746	2,299	1/31/17
	1/31/13	13,147	5,258	1/31/17
	1/31/14	15,022	5,008	1/31/17
	1/30/15	14,803	4,934	1/31/17
			4,935	1/31/18
	1/29/16	15,203	5,067	1/29/17
			5,068	1/29/18
			5,068	1/29/19
Kevin J. Pearson	1/31/13	3,555	1,422	1/31/17
	1/31/13	8,862	3,544	1/31/17
	1/31/14	10,538	3,513	1/31/17
	1/30/15	10,384	3,461	1/31/17
			3,462	1/31/18
	1/29/16	11,572	3,857	1/29/17
			3,857	1/29/18
			3,858	1/29/19
Richard S. Gold	1/31/13	2,922	1,169	1/31/17
	1/31/13	5,551	2,220	1/31/17
	1/31/14	7,175	2,392	1/31/17
	1/30/15	10,384	3,461	1/31/17
			3,462	1/31/18
	1/29/16	10,892	3,630	1/29/17
			3,631	1/29/18
			3,631	1/29/19

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Options Exercised and Stock Vested

The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2016 for the NEOs, as well as the number of stock awards vested and the value realized upon vesting.

2016 Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert G. Wilmers	-	$-	19,258	$2,118,100
Darren J. King	47,982	$3,417,091	7,357	$810,594
René F. Jones	44,132	$918,848	13,290	$1,464,292
Mark J. Czarnecki	147,104	$3,522,322	18,870	$2,079,097
Kevin J. Pearson	78,456	$1,996,324	13,459	$1,482,913
Richard S. Gold	43,282	$867,982	10,302	$1,135,074

(1)	Based upon the difference between the closing price of M&T’s common stock on the NYSE on the date or dates of exercise and the exercise price or prices for the stock options.

Pension Benefits

The following table sets forth the present value of the accumulated pension benefits for the NEOs.

2016 Pension Benefits(1)

Name	Plan Name	Number of Years Credited Service(3)	Present Value of Accumulated Benefit	Payments during Last Fiscal Year
Robert G. Wilmers	Qualified Pension Plan(2)	33	$4,028,701	$-
	Supplemental Pension Plan(2)(4)	33	698,285	-
Darren J. King	Qualified Pension Plan(2)	5	$75,148	$-
Mark J. Czarnecki	Qualified Pension Plan(2)	36	$1,293,399	$-
	Supplemental Pension Plan(2)(4)	36	325,451	-
Kevin J. Pearson	Qualified Pension Plan(2)	27	$745,250	$-
	Supplemental Pension Plan(2)(4)	27	161,749	-
Richard S. Gold	Qualified Pension Plan(2)	27	$691,843	$-
	Supplemental Pension Plan(2)(4)	27	152,359	-
René F. Jones	Qualified Pension Plan(2)	13	$217,032	$-

(1)	Please refer to footnote (2) set forth in the “2016 Summary Compensation Table” for the assumptions used to calculate the present value of accumulated benefits.

(2)

The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T employees. Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005. Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each NEO, were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future benefits under a new defined contribution program, the Qualified RAA, in which qualifying participants are credited a percentage of total pay based on length of service. Under the current formula, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) for each year of credited service earned after December 31, 2005, the sum of (i) 1% of compensation for the plan year plus (ii) 0.35% of compensation for the plan year in excess of 50% of that year’s Social Security wage base. Messrs. Wilmers, Czarnecki, Pearson and Gold elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006. Messrs. Jones and King elected to discontinue their future participation in the Qualified Pension Plan and

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Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. Messrs. Jones and King have an accrued benefit under the Qualified Pension Plan as of December 31, 2005, but have ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.

(3)	The years of credited service for all of the NEOs are based only on their service while eligible for participation in the Qualified Pension Plan or the prior pension plan of an acquired bank. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.

(4)	As described in footnote (2) above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan. Of the NEOs, Messrs. Wilmers, Czarnecki, Pearson and Gold elected to continue to participate in the revised Qualified Pension Plan and, as such, they continue to be participants in the Supplemental Pension Plan. Messrs. Jones and King elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. M&T maintains a defined contribution Supplemental RAA that is designed to provide participants with contributions that cannot be provided under the Qualified RAA because of applicable federal income tax limits. As under the Supplemental Pension Plan, creditable compensation under the Supplemental RAA is also limited to $350,000. Messrs. Jones and King participated in the Supplemental RAA in 2016 and were credited with a contribution for 2016 as reported below under the discussion of 2016 Nonqualified Deferred Compensation Plans.

Explanation of Pension Benefits Table

The Pension Benefits Table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the NEO’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2016. See footnote (2) to the table set forth above titled “2016 Summary Compensation Table.”

The amounts indicated in the column titled “Present Value of Accumulated Benefit” represent the lump-sum value as of December 31, 2016 of the annual benefit that was earned by the NEOs as of December 31, 2016, assuming payment begins at each executive’s normal retirement age, or their current age, if later. The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental Pension Plan. Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age. Those assumptions are described in footnote (2) set forth in the “2016 Summary Compensation Table.” Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes set forth in the “2016 Pension Benefits Table” and in the narrative below.

Qualified Pension Plan

Benefits under the Qualified Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. If the NEO is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the NEO elects another form of payment with the consent of the spouse. None of the NEOs are eligible to elect to receive the benefit due under the Qualified Pension Plan in the form of a one-time lump sum payment. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the NEO, benefits are reduced from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments unless the present value of the normal retirement benefit is less than $5,000. Benefits under the Qualified Pension Plan are funded by an irrevocable, tax-exempt trust. The

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Qualified Pension Plan benefits of all participants, including those benefits of NEOs, are payable from the assets held by the tax-exempt trust.

Creditable compensation under the Qualified Pension Plan generally includes the compensation reported on Form W-2 in the box for wages, tips and other compensation plus pre-tax salary reduction contributions under the Retirement Savings Plan and the M&T Bank Corporation Flexible Benefits Plan. In calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered.

A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2016, Messrs. King and Jones were not eligible for early retirement.

Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and each NEO is 100% vested in his benefits in the Qualified Pension Plan.

Supplemental Pension Plan

The Supplemental Pension Plan provides a benefit that is equal to the difference between the pension benefit that would be provided under the Qualified Pension Plan if that plan were not subject to certain limits imposed by the Internal Revenue Code, and the benefit actually provided under the Qualified Pension Plan. Creditable compensation that may be considered under the Supplemental Pension Plan formula is limited to $350,000.

Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. The Supplemental Pension Plan allows a NEO to elect to receive the benefit due under the plan in the form of a one-time lump sum payment. If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.

The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.

Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above. The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the NEOs are 100% vested in their benefits in the Supplemental Pension Plan.

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Nonqualified Deferred Compensation

The following table sets forth contributions, earnings and year-end balances for 2016 with respect to nonqualified deferred compensation plans for the NEOs.

2016 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Robert G. Wilmers	Supplemental 401(k)	$10,500	$3,825	$224,819	$-	$958,187
	Supplemental RAA
	Deferred Bonus Plan
Darren J. King	Supplemental 401(k)	$21,000	$3,825	$11,930	$-	$187,822
	Supplemental RAA		3,613	7,815		56,842
	Deferred Bonus Plan
Mark J. Czarnecki	Supplemental 401(k)	$10,500	$3,825	$23,620	$-	$324,218
	Supplemental RAA
	Deferred Bonus Plan
Kevin J. Pearson	Supplemental 401(k)	$70,000	$3,825	$97,262	$-	$377,235
	Supplemental RAA
	Deferred Bonus Plan
Richard S. Gold	Supplemental 401(k)	$10,500	$3,825	$20,481	$-	$207,026
	Supplemental RAA
	Deferred Bonus Plan			2,570	(20,043)	42,657
René F. Jones	Supplemental 401(k)	$59,500	$3,825	$52,954	$-	$458,668
	Supplemental RAA		4,250	6,179		61,708
	Deferred Bonus Plan

(1)	The Supplemental 401(k) Plan contributions were based on the NEOs’ deferral elections and the salaries set forth in the “2016 Summary Compensation Table.” The salaries in the “2016 Summary Compensation Table” include these contributions.

(2)	This column represents M&T matching contributions attributable to contributions made to the Supplemental 401(k) Plan during 2016 by the NEOs and contributions by M&T to the Supplemental RAA attributable to 2015 based on compensation earned and service performed during the year. The contribution by M&T to the Supplemental 401(k) Plan and the Supplemental RAA attributable to 2016 was made after December 31, 2016 and is not reflected in the aggregate year-end balance for each NEO. These values are also reflected in the “All Other Compensation” column set forth in the “2016 Summary Compensation Table.”

(3)	This column reflects earnings or losses on plan balances in 2016. Earnings may increase or decrease depending on the performance of the elected investment options. Earnings on these plans are not “above-market” and thus are not reported in the “2016 Summary Compensation Table.” Plan balances may be invested in various mutual funds and common stock. Investment returns on those funds and common stock ranged from -1.8% to 32.1% for the year ended December 31, 2016.

(4)	This column represents the year-end balances of the NEOs’ nonqualified deferred compensation accounts. These balances include NEOs’ and M&T contributions that were included in the Summary Compensation Tables in previous years. Amounts in this column include earnings that were not previously reported in the respective year’s Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans

M&T maintains two nonqualified deferred compensation plans: the Supplemental Retirement Savings Plan and the M&T Bank Corporation Deferred Bonus Plan (“Deferred Bonus Plan”.) The Deferred Bonus Plan was frozen effective January 1, 2010. See footnote (3) set forth above in the “2016 Summary Compensation Table.”

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The Supplemental Retirement Savings Plan mirrors the tax-qualified, defined contribution Retirement Savings Plan maintained by M&T in that it consists of two parts: (i) Supplemental 401(k) Plan (“Supplemental 401(k) Plan”) and (ii) Supplemental RAA. The tax-qualified Retirement Savings Plan provides benefits under both portions up to the limit set by the Internal Revenue Code on compensation that can be recognized under a tax-qualified plan. The Supplemental Retirement Savings Plan provides unfunded, nonqualified benefits to select management based on compensation in excess of the Internal Revenue Code limit for tax-qualified plans up to a maximum creditable compensation level of $350,000.

Under the tax-qualified 401(k) (“Qualified 401(k) Plan”) portion of the Retirement Savings Plan, a participant may elect to contribute up to 50% of creditable plan compensation, in which event, the participant will be credited with a matching employer contribution equal to 100% of contributions that do not exceed 3% of the participant’s contributions plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation under the plan. All participants are always 100% vested in all contributions in the Qualified 401(k) Plan. All NEOs participate in the Qualified 401(k) Plan.

Under the Qualified RAA of the Retirement Savings Plan, a participant will be credited with an employer contribution based on the participant’s years of service recognized under the plan for each year in which the participant is credited with at least 1,000 hours of service and is employed by M&T on December 31st of such year (or for such years where employment was terminated during the year due to retirement, death or disability). Benefits under the Qualified RAA are subject to a five-year cliff vesting schedule. As explained in the discussion of the “2016 Pension Benefits Table,” Messrs. Jones and King are the only NEOs who participate in the Qualified RAA, and they are fully vested in the benefits under the plan based on their years of service.

The Deferred Bonus Plan was frozen effective January 1, 2010 and does not allow any new deferrals of bonuses into that plan. Prior to January 1, 2010, the Deferred Bonus Plan allowed select members of management and highly compensated employees of M&T to defer all or a portion of an annual bonus they received under an M&T bonus or incentive plan.

Supplemental Retirement Savings Plan - Supplemental 401(k) Plan

The Supplemental 401(k) Plan provides unfunded, nonqualified benefits to select members of management and highly compensated employees of M&T. All of the NEOs participate in the Supplemental 401(k) Plan.

For a given year, a participant may elect to contribute up to 50% of creditable plan compensation and the participant must elect the contribution percentage before the beginning of the year. A participant who contributes to the Supplemental 401(k) Plan for a given year is credited with a matching employer contribution under the Supplemental 401(k) Plan determined under the same matching formula as in the Qualified 401(k) Plan, which generally provides for a match equal to 100% of contributions that do not exceed 3% of the participant’s compensation plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation. Creditable compensation under the Supplemental 401(k) Plan is defined in the same way as under the Qualified Pension Plan, but it includes amounts deferred by participants under the Supplemental 401(k) Plan and includes compensation credited under the tax-qualified 401(k) plan, the Retirement Savings Plan. The maximum creditable compensation for the plan in any year is $350,000.

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A participant is always 100% vested in both his or her own contributions and the employer matching contributions, and all earnings on both types of contributions under the Supplemental 401(k) Plan. The plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events. A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years. Elections are made with respect to each year’s contribution to the Supplemental 401(k) Plan prior to the beginning of each year. All payments from the Supplemental 401(k) Plan are made in the form of cash.

Supplemental Retirement Savings Plan - Supplemental Retirement Accumulation Account

The Supplemental RAA portion of the Supplemental Retirement Savings Plan is designed to provide participants with benefits that cannot be provided under our qualified plans as a result of limitations imposed by the Internal Revenue Code. Messrs. Jones and King are the only NEOs who participate in the Supplemental RAA.

For a given year, the Supplemental RAA credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided on plan compensation under the Qualified RAA if the Internal Revenue Code limit did not exist up to the Supplemental Retirement Savings Plan compensation limit of $350,000, and (2) the contribution actually provided under the Qualified RAA. Mr. Jones was credited with $4,250 for the 2016 plan year. Mr. King was credited with $3,613 for the 2016 plan year. The book reserve accounts attributable to Supplemental RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Messrs. Jones and King are fully vested in their Supplemental RAA account. Benefits under the Supplemental RAA and the Supplemental 401(k) Plan are payable in the first quarter of 2017. Service in the Supplemental RAA is determined in the same manner as under the Qualified RAA.

Deferred Bonus Plan

Through December 31, 2009, the Deferred Bonus Plan allowed select members of management and highly compensated employees of M&T to defer all or a portion of an annual bonus award they received under an M&T bonus or incentive plan. Deferrals under the Deferred Bonus Plan were discontinued as of December 31, 2009, although Mr. Gold has an account in the Deferred Bonus Plan as of December 31, 2016 resulting from prior years’ deferrals, and he received a cash distribution under the plan in accordance with an election made under the plan in 1998.

When the Deferred Bonus Plan was active, an eligible employee could elect to defer a specific percentage or a dollar amount of the award, with a minimum deferral of $10,000. A participant could elect to defer such amount for a period of 5 to 20 years and could elect to receive the deferred account balance in a single lump sum or in annual installments over 5 or 10 years. If the participant’s employment ends prior to the time all deferrals have been distributed, the deferral period ends and payments commence in the form elected. Participants are always 100% vested in their deferred account balance.

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Potential Payments Upon Termination or Change-in-Control

The following table indicates the potential post-employment payments and benefits for the NEOs in the event that either of the following had occurred on December 31, 2016: (i) an involuntary termination of employment or (ii) a change-in-control event accompanied by an involuntary termination of employment.

2016 Post-Employment Benefits(1)

Name	Severance Pay(2)	Health Benefit Coverage	Value of Equity Awards	Total Benefits Upon Involuntary Termination	Total Benefits Upon Involuntary Termination Preceded by Change-in- Control Event
Robert G. Wilmers	$ 1,900,000	$ 40,961	$ 5,866,281	$ 1,940,961	$ 7,807,242
Darren J. King	$ 1,200,000	$ 17,665	$ 1,990,885	$ 1,217,665	$ 3,208,550
René F. Jones	$ 1,450,000	$ 18,892	$ 4,130,378	$ 1,468,892	$ 5,599,270
Mark J. Czarnecki	$ 1,800,000	$ 18,344	$ 5,887,556	$ 1,818,344	$ 7,705,900
Kevin J. Pearson	$ 1,450,000	$ 26,070	$ 4,219,543	$ 1,476,070	$ 5,695,613
Richard S. Gold	$ 1,450,000	$ 20,127	$ 3,691,122	$ 1,470,127	$ 5,161,249

(1)	In the event of an involuntary termination of employment, NEOs are entitled to the accelerated vesting of equity awards only if such involuntary termination is preceded by a change-in-control event.

(2)	Assumes the NEO would receive the maximum potential severance of 104 weeks of cash base salary.

Severance Pay Plan

M&T maintains the Severance Pay Plan which is a broad-based, tiered severance plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs. The amount of severance an employee is eligible to receive is based upon the employee’s position and years of service. Each NEO participates in the plan. Upon the occurrence of a Qualifying Event, each NEO will be entitled to:

●	the continuation of his cash base salary for at least 52 weeks, but in no event more than 104 weeks as determined at the time of the Qualifying Event; and
●	the continuation of certain benefits during the period in which severance payments are made, for those benefits that the NEO has elected at the time of the Qualifying Event, which may include medical, dental, vision and life insurance, and flexible spending accounts, provided the NEO continues to make contributions at the active employee rate.

Accelerated Vesting of Equity Awards

As a general matter, all employees, including the NEOs, would be immediately vested in any unvested equity awards that were granted under M&T’s various equity compensation plans at the time of change-in-control, death, disability or retirement. Unvested shares of performance-based equity awards granted to Messrs. Wilmers, Pearson and Gold will vest automatically at change-in-control, death or disability, but will not accelerate and vest after retirement until such time as the performance requirement is deemed to have been met for the year in which the retirement occurred. See also footnote (2) to the table titled “2016 Grants of Plan-Based Awards.”

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PROPOSAL 4

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2017

On February 21, 2017, the Audit Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T for the year ending December 31, 2017, a capacity in which it has served since 1984.

Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T believes that it is desirable to request that the shareholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as M&T’s independent registered public accounting firm for the year ending December 31, 2017. In the event that the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such a determination as it believes to be in M&T’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in M&T’s and its shareholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE

YEAR ENDING DECEMBER 31, 2017.

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INDEPENDENT PUBLIC ACCOUNTANTS

The following is a summary of the fees billed to M&T by PricewaterhouseCoopers LLP for professional services rendered during 2016 and 2015, which are categorized in accordance with the SEC’s rules as follows:

Fees to Independent Auditors

	2016	2015
Audit Fees	$3,303,821	$3,515,350
Audit-Related Fees	$1,103,005	$948,369
Tax Fees	$139,000	$89,500
All Other Fees	$6,764	$7,158
Total	$4,552,590	$4,560,377

Audit Fees

Audit fees consist of fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T’s annual consolidated financial statements as of and for the years ended December 31, 2016 and 2015, for its review of M&T’s quarterly consolidated financial statements during 2016 and 2015, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2016 and 2015.

Audit-Related Fees

Audit-related fees consist of fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation for the years ended December 31, 2016 and 2015. Of the audit-related fees billed for the years ended December 31, 2016 and 2015, all services were pre-approved by the Audit Committee.

Tax Fees

Tax fees consist of fees billed by PricewaterhouseCoopers LLP for tax compliance, planning and consulting for the years ended December 31, 2016 and 2015. Of the tax fees billed for the years ended December 31, 2016 and 2015, all services were pre-approved by the Audit Committee.

All Other Fees

All other fees for the years ended December 31, 2016 and 2015 consisted of fees billed by PricewaterhouseCoopers LLP primarily for research software licensing. All fees billed in this category for the years ended December 31, 2016 and 2015 were pre-approved by the Audit Committee.

In addition to the above services, for the year ended December 31, 2016, PricewaterhouseCoopers LLP billed $57,000 for a mortgage servicing report that was reimbursed by an outside mortgage company, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $253,964 for audit services and Form 5500 preparation fees. Likewise, for the year ended December 31, 2015, PricewaterhouseCoopers LLP billed $65,000 for a mortgage servicing report that was reimbursed by an outside mortgage company, and directly billed certain investment funds sponsored by a subsidiary of M&T, a total of $235,180 for audit services and Form 5500 preparation fees.

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The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2016 and 2015 for financial information systems design and implementation.

No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2016 and 2015.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Beginning with the year ended December 31, 2003, M&T instituted a policy that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services on behalf of the Audit Committee provided that such pre-approval is reported to the Audit Committee at its next regularly scheduled meeting.

Before appointing PricewaterhouseCoopers LLP, the Audit Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T during 2016 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

Report of the Audit Committee

The members of the Audit Committee are independent as that term is defined in the listing standards of the NYSE. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of such charter can be accessed on M&T’s website at www.ir.mtb.com/corpgov.cfm. During 2016, the Audit Committee met six times, and held discussions with management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.

Management is responsible for the preparation of M&T’s consolidated financial statements and their assessment of the design and effectiveness of M&T’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T’s consolidated financial statements and opining on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and

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issuing its reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its oversight responsibilities, the Audit Committee has reviewed and discussed M&T’s 2016 audited consolidated financial statements with management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm all communications required by standards of the PCAOB, including the matters described in PCAOB Auditing Standard No. 16, (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of M&T’s consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from M&T’s independent registered public accounting firm as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 22, 2017. The Audit Committee also selected the independent registered public accounting firm.

This report was adopted on February 21, 2017 by the Audit Committee of the Board of Directors:

C. Angela Bontempo, Chair

Richard A. Grossi

Herbert L. Washington

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On June 30, 2016, M&T extended and subsequently renewed its directors’ and officers’ liability insurance policy until October 1, 2017. The premium, including commissions, for the extension and annual renewal is $2,788,653. The primary policy is issued by U.S. Specialty Insurance Company and covers all directors and officers of M&T and its subsidiaries.

OTHER MATTERS

The Board of Directors of M&T is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

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IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
YOUR CONTROL NUMBER IS LOCATED BELOW IN THE TITLE BAR.
Proxies submitted via the Internet or telephone must be received by 1:00 a.m., EDT, on April 18, 2017.
Vote via the Internet
• Go to www.investorvote.com/MTB
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote via the telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors of M&T Bank Corporation recommends a vote FOR the following proposals and 1 year for Proposal 2.

1. TO ELECT 14 DIRECTORS FOR ONE-YEAR TERMS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.									+
	For	Withhold		For	Withhold		For	Withhold
01 - Brent D. Baird	☐	☐	02 - C. Angela Bontempo	☐	☐	03 - Robert T. Brady	☐	☐

04 - T. Jefferson Cunningham III	☐	☐	05 - Gary N. Geisel	☐	☐	06 - Richard A. Grossi	☐	☐

07 - John D. Hawke, Jr.	☐	☐	08 - Newton P.S. Merrill	☐	☐	09 - Melinda R. Rich	☐	☐

10 - Robert E. Sadler, Jr.	☐	☐	11 - Denis J. Salamone	☐	☐	12 - David S. Scharfstein	☐	☐

13 - Herbert L. Washington	☐	☐	14 - Robert G. Wilmers	☐	☐

	1 Year	2 Years	3 Years	Abstain	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
2. TO RECOMMEND THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐	☐		☐
3. TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.		For ☐	Against ☐	Abstain ☐	Materials Preference Mark the box to the right if you prefer to access your Annual Reports and Proxy Statements online via the Internet instead of receiving them in the mail.	☐
4. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2017.		☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTION A ON THIS SIDE AND SECTION C ON THE REVERSE SIDE OF THIS CARD.

COMPLETE SECTION B, IF APPLICABLE. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

∎	1 P C F	+

02IPEE

YOUR VOTE IS IMPORTANT!

Proxy materials are available online at:

http://ir.mandtbank.com/proxy.cfm

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY — M&T BANK CORPORATION	+

Annual Meeting of Shareholders — April 18, 2017, 11:00 a.m., EDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel S. Dagesse, Robert A. Glazer and Michael J. Schwab as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 18, 2017, at 11:00 a.m., EDT, and any adjournments thereof (i) as designated on the proposals set forth on the reverse side of this card and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR PROPOSAL 1, 3 AND 4 AND 1 YEAR FOR PROPOSAL 2.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE.

B	Change of Address

Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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